UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

AMENDMENT NO. 2 ☒

CROWDSTREET REIT I, Inc.

(Exact Name of Registrant as Specified in its Charter)

98 San Jacinto Blvd, 4th Floor, Austin, TX 78701
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (971) 803-3110

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801
(Name and Address of Agent for Service)

Copy to:

Shaun Reader
Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, New York 10178
(212) 696-6000

Check each box that appropriately characterizes the Registrant:

☒ Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

☐ Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐ Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐ A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐ Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act of 1933 (the “Securities Act”)).

☐ Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.

☐ If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☒ New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act. However, shares in the Registrant are not being registered under the Securities Act since such shares will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investment in the Registrant may be made only by individuals or entities which are “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any share in the Registrant.

CrowdStreet REIT I, Inc.

Common Stock

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

MARCH 30, 2022

The Fund. CrowdStreet REIT I, Inc. (the “Fund”) is a newly organized Delaware corporation that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a non-diversified, closed-end management investment company. The Fund intends to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Purpose. CrowdStreet, Inc. (“CrowdStreet”) launched in 2014 to make it easier for individual investors to participate in private commercial real estate investments through its online platform at www.crowdstreet.com (the “Marketplace”). Since then, it has become one of the nation’s largest online real estate investing platforms, enabling thousands of investors to research and select investments offered by real estate sponsors around the United States. For investors who prefer to have a professionally managed portfolio, CrowdStreet offers multi-asset funds through CrowdStreet Advisors, LLC (the “Investment Manager”), the investment adviser to the Fund. The Investment Manager is a wholly owned subsidiary of CrowdStreet and an investment adviser registered with the U.S. Securities and Exchange Commission (“SEC”). Today, the Investment Manager manages a growing portfolio of over 20 private real estate investment funds. The Investment Manager formed this Fund to further expand access to private commercial real estate investments, by:

  Enabling investors to participate in multiple professionally selected real estate deals with a single investment minimum of $25,000;
  Qualifying the Fund as a REIT to enable simplified tax reporting for investors on Form 1099 and favorable tax treatment for the entity; and
  Structuring the Fund as a closed-ended vehicle to maximize its allocation to private equity real estate.

Investment Objective. The Fund invests in the real estate industry. The Fund’s primary investment objective is generating capital appreciation with a secondary objective of generating income to provide investors with attractive risk-adjusted returns.

Investment Strategy. The Fund will pursue its investment objective by investing at least 85% of its net assets in a portfolio of private commercial real estate investments. The Fund intends to invest in real estate projects with attractive risk-adjusted returns spread across sponsors, asset types and major cities to reduce portfolio risk. The real estate assets underlying the Fund’s equity investments may include multifamily, industrial, life science, healthcare, office and retail properties, as well as data centers, storage and student housing. The Fund’s investments primarily will be non-controlling equity ownership in entities formed by real estate sponsors to directly or indirectly purchase, develop, re-develop, manage, improve, hold or operate real estate property in the U.S.

The investment strategy seeks to take advantage of CrowdStreet’s substantial network of unaffiliated commercial real estate sponsors, selecting from what the Investment Manager’s investment committee believes to be the most attractive sectors, markets, and investment opportunities to construct the Fund’s portfolio. The Investment Manager will also leverage CrowdStreet’s experienced team of investment professionals and its extensive proprietary data, providing the Investment Manager with the advantage of real-time insights into underlying and unrecognized market trends, allowing for the investment committee’s timely identification of attractive investment opportunities.

The Offering. The Fund is conducting a private offering to sell common shares (the “Shares”) only to individuals and entities qualifying as “accredited investors” within the meaning of Regulation D under the Securities Act (each, an “Investor” or “you” and collectively, the “Investors”). The Fund is offering Shares at the initial closing of the Fund at $1,000 per Share, and thereafter each Share is offered at $1,000 plus a “make-up” amount calculated by applying an annualized rate of 3.0% to such Investor’s Subscription Amount applied over the period of time since the initial closing of the Fund. The minimum subscription amount is $25,000 per investor, unless the Investment Manager accepts a lesser amount, in its sole discretion, (i) from employees, officers or trustees of the Fund, the Investment Manager or their respective affiliates, or (ii) as determined by the Board based on its consideration of the Investor’s overall relationship with the Investment Manager. The purchase price of Shares will be paid to and retained as assets of the Fund. The Fund will be offered primarily through the CrowdStreet Marketplace. The Fund will not pay CrowdStreet any commissions, fees, or other compensation for hosting the offering on the Marketplace.

Liquidity. The Fund is a private closed-end investment fund. The Shares are not redeemable and not registered under the Securities Act of 1933 (the “Securities Act”) or listed on any exchange. While the Fund is a Delaware corporation with a perpetual term, as a closed-ended fund, the Fund only intends to continue until all of its assets have completed their life cycle. The Fund seeks to structure its holdings such that the final asset liquidates within 5 to 7 years after the Initial Closing, but there can be no assurance this can be achieved.

Risks.

•	An investment in the Fund is speculative with a substantial risk of loss, including risks typically associated with commercial real estate.
•	A prospective investor should invest in the Fund only if it can sustain a complete loss of its investment.
•	The Shares are not listed on any securities exchange, no secondary market for the Shares exists or is expected to develop.
•	Shares are subject to substantial restrictions. Shares will not be redeemable at a Shareholder’s option. As a result, an investor may not be able to sell or otherwise liquidate their Shares.
•	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.
•	The amount of distributions that the Fund may pay, if any, is uncertain. There is no assurance that distributions paid by the Fund will be maintained at a certain level or that dividends will be paid at all.
•	The Investment Manager and its affiliates sponsor and manage other funds and expect to form additional other funds in the future and may offer investment opportunities to persons other than the Fund or another fund, which may result in the Fund receiving a smaller allocation, or no allocation at all, of any such investment and the Fund may be left with less attractive investment opportunities as a result of this conflict.
•	There can be no assurance that the Fund will achieve its investment objectives or that its investment program will be successful, and an Investor could lose all of its investment in the Fund.

SEE THE SECTION TITLED “RISK FACTORS AND CERTAIN CONFLICTS OF INTEREST” FOR SPECIAL CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SHARES

Additional Information. This Confidential Private Placement Memorandum (this “Memorandum”) provides information that you should know about the Fund before you make a decision to invest. You should read this Memorandum and the referenced documents carefully. The Fund has agreed to provide, prior to the consummation of the transactions contemplated herein, to each offeree of the Shares the opportunity to ask questions of and receive answers from the Investment Manager, concerning the terms and conditions of this offering and to obtain any additional information, to the extent the Investment Manager possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth herein. Prospective Investors and their professional advisors are invited to request any further information they may desire from the Investment Manager.

Please direct all inquiries regarding the Shares to:

CrowdStreet Advisors, LLC

98 San Jacinto Blvd, 4th Floor

Austin, TX 78701

(971) 803-3110
funds@crowdstreet.com

SEC Registration Statement on Form N-2. The Fund is a Delaware corporation registered under the Investment Company Act as a closed-end, non-diversified, management investment company. The Registration Statement on Form N-2 for the Fund, as well as each amendment thereto and certain other additional information about the Fund, is available on the SEC’s website at www.sec.gov. The Registration Statement on Form N-2 for the Fund, as well as each amendment thereto, is incorporated by reference into this Memorandum.

This Memorandum includes information required to be included in a prospectus and statement of additional information. You may request a free copy of the Registration Statement for the Fund, as well as this Memorandum, annual and quarterly reports to Investors when available, and other information about the Fund, and make inquiries by calling or writing to the Fund at the telephone number and address listed in “Additional Information” above.

As permitted by SEC regulations, paper copies of the Fund’s shareholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

Neither the SEC nor any state securities commission has approved or disapproved the offering of Shares or determined if this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. The Shares are being offered pursuant to exemptions from registration. Investment in the Fund may be made only by individuals or entities that are “accredited investors” within the meaning of Regulation D under the Securities Act.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult your own professional advisers as to legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

SUMMARY OF KEY TERMS	6
SUMMARY OF FUND EXPENSES	21
THE FUND	23
CROWDSTREET AND THE PLATFORM	24
THE OFFERING	28
RISK FACTORS AND CERTAIN CONFLICTS OF INTEREST	30
MANAGEMENT OF THE FUND	54
CODES OF ETHICS	61
PROXY VOTING POLICIES AND PROCEDURES	62
FEES AND EXPENSES	63
RESTRICTIONS ON OWNERSHIP AND TRANSFER	65
DISTRIBUTION POLICY	68
NO RIGHT OF REDEMPTION	69
CALCULATION OF NET ASSET VALUE	69
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	71
ERISA CONSIDERATIONS	86
ADDITIONAL INFORMATION	87
FINANCIAL STATEMENTS	87
PART C	C-1

SUMMARY OF KEY TERMS

This summary does not contain all of the information you should consider before investing in the Shares. You should review the more detailed information contained in this Confidential Private Placement Memorandum (this “Memorandum”), especially the information set forth under the heading Risk Factors and Certain Conflicts of Interest. The following summary is qualified entirely by the detailed information appearing elsewhere in this Memorandum and by the terms and conditions of the Fund’s Bylaws, as amended and restated from time to time (the “Bylaws”), which should be read carefully and retained for future reference.

An investment in the Fund is illiquid, Shares cannot be voluntarily redeemed. Accordingly, an investment in the Fund entails substantial risks and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest, including the subsections titled Risks Associated with the Fund’s Structure and Terms; Risks Generally Associated with Investments in Securities and Private Investment Funds; and Risks Related to Third Parties

The Fund

CrowdStreet REIT I, Inc. (the “Fund”) is a newly organized Delaware corporation that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.

The Fund intends to elect to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

The Offering

The Fund is seeking to raise up to approximately $200 million of subscription amounts (“Subscription Amounts,” and such target amount, the “Target Capitalization”) from prospective investors; provided that, the Investment Manager (as defined below) may accept a greater or lesser amount of aggregate Subscription Amounts in its sole discretion. The Fund is offering Shares at the Initial Closing (as defined below) at $1,000.00 per Share, and thereafter each Share is offered at $1,000 plus a “make-up” amount calculated by applying an annualized rate of 3.0% to such Investor’s Subscription Amount applied over the period of time since the Initial Closing. For example, if the Fund holds a second closing three months after the date of the Initial Closing, the “make up” amount is $7.50 ($1,000 x 0.75% (the annualized rate of 3.0%) = $7.50) and each Share will be offered at a purchase price equal to $1,007.50 ($1,000 + $7.50 = $1,007.50).

The minimum Subscription Amount is $25,000 per Investor, unless the Investment Manager accepts a lesser amount, in its sole discretion, (i) from employees, officers or trustees of the Fund, the Investment Manager or their respective affiliates, or (ii) as determined by the Board based on its consideration of the Investor’s overall relationship with the Investment Manager. The purchase price of Shares will be paid to and retained as assets of the Fund. The Fund will be offered primarily through the CrowdStreet Marketplace.

Investment Manager

The investment adviser of the Fund will be CrowdStreet Advisors, LLC, a Delaware limited liability company (the “Investment Manager”). The Investment Manager will have exclusive control over the management and operations of the Fund, including in making investment and divestment decisions on behalf of the Fund, subject to the oversight of the Board. The Investment Manager is registered as an investment adviser under the Investment Advisors Act of 1940, as amended (the “Advisers Act”).

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The Fund has entered into an Investment Management Agreement with the Investment Manager. The Investment Management Agreement may be terminated on sixty (60) days’ prior written notice to the Investment Manager or the Fund.
Investment Objective

The Fund invests in the real estate industry. The Fund’s primary investment objective is generating capital appreciation with a secondary objective of generating income to provide investors with attractive risk-adjusted returns.

The Fund will target private equity investments in 20 to 25 entities that own U.S. commercial real estate, directly or indirectly (each such investment, a “Portfolio Company”). The Fund intends to invest in Portfolio Companies with attractive risk-adjusted returns spread across sponsors, asset types and major markets to take advantage of attractive opportunities and reduce portfolio risk. Asset types may include multifamily, industrial, life science, healthcare, office and retail properties, as well as data centers, storage and student housing. The investment strategy seeks to take advantage of the substantial network of commercial real estate sponsors developed by CrowdStreet, Inc. (“CrowdStreet”), a Delaware corporation and parent of the Investment Manager, by selecting from what the Investment Manager believes to be the most attractive sectors and markets to construct the Fund’s portfolio. The Fund will also leverage CrowdStreet’s experienced team of investment professionals and its extensive proprietary data, providing the investment committee with the advantage of real-time insights into underlying and unrecognized market trends, allowing for timely identification of attractive investment opportunities.

The Fund cannot assure you that it will achieve its investment objectives or that the Fund’s investment program will be successful, and you could lose all of your investment in the Fund.

The Fund will not control the Portfolio Companies. The real estate developers and operators who form the Portfolio Company and manage the underlying real estate projects are referred to herein as “Project Sponsors”. Project Sponsors are not affiliated with the Fund, the Investment Manager, or their affiliates. In addition to the Fund’s investment, Project Sponsors will capitalize the underlying real estate projects with other equity sources as well as secured debt and potentially unsecured debt. The Fund will not use leverage in connection with its investment activities.

The Portfolio Companies in which the Fund invests may or may not also be offered on the investing platform (the “Marketplace”) maintained by CrowdStreet.

Investment Strategy

The Fund’s investment strategy will follow the Investment Manager’s investment thesis, which is focused on three key areas: (1) thematic trends, (2) middle markets, and (3) growth markets. With thematic investing, the Investment Manager will seek projects supported by demographic and social trends that it believes are long-term drivers of demand. This includes an aging demographic, shift to e-commerce, housing shortages, and population migration to sun belt cities. With an emphasis on the middle market, which tend to be less competitive, the Investment Manager intends pursue attractive projects with smaller asset values that larger institutional investors are unable to participate in. Finally, the Investment Manager will focus on growth markets that it has identified, which includes secondary metropolitan areas .

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experiencing strong market fundamentals supported by above-average employment and population expansion, offering attractive risk-adjusted investment opportunities.

For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Associated with the Investment Strategy

Portfolio Companies

The Fund will invest in securities of U.S. issuers. As a matter of fundamental policy, the Fund will normally invest at least 85% of its total assets in real estate investments. The Fund may invest in securities of companies with any market capitalization, including small, medium and large capitalizations.

The Fund will invest primarily in illiquid investments (i.e., investments that the Fund reasonably expects cannot be sold or disposed of prior to liquidation or refinancing of the underlying real estate asset).

For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Associated with the Investment Strategy.

The Portfolio Companies will not be subsidiaries of the Fund or controlled by the Fund. For legal or tax purposes, the Fund may form a wholly owned subsidiary to execute the Fund’s investment in any Portfolio Company, but neither the Fund nor its subsidiary would hold a controlling interest in the Portfolio Company. In that event, the Fund will appropriately treat such subsidiary’s assets as assets of the Fund for purposes of determining compliance with various provisions of the Investment Company Act, applicable to the Fund, including those relating to investment policies (Section 8), affiliated transactions and custody (Section 17) and capital structure and leverage (Section 18). In addition, the Board (as defined below) will comply with the provisions of Section 15 of the Investment Company Act with respect to such a subsidiary’s investment advisory contracts.

For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest - The Investment Manager may organize, manage or otherwise engage in other investment funds or ventures while managing the Fund.

Board of Directors

Subject to the requirements of the Investment Company Act, the business and affairs of the Fund with be managed under the direction of the board of directors of the Fund (the “Board”). The Board has delegated day-to-day operations to the Investment Manager (as defined below) and other service providers, subject to oversight by the Board. For additional information, please refer to the section titled Management of the Fund.

The only standing committee of the Board is the Audit Committee. The current members of the Audit Committee are all of the Independent Directors. The function of the Fund’s Audit Committee is to, among other things, approve, prior to appointment, the engagement of the Fund’s independent registered public accounting firm and review the independent registered public accounting firm’s qualifications, independence and performance.

Investors in the Fund will have no right to participate in the management of the Fund, to act for and on behalf of the Fund, or to vote on Fund matters except as specifically provided under applicable law or in the Bylaws. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms.

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Term

While the Fund is a Delaware corporation with a perpetual term, the Fund is structured as a closed-ended fund designated to continue until all Portfolio Companies have completed their life cycle. The Fund seeks to structure its holdings such that the final Portfolio Company liquidates within 5 to 7 years after the Initial Closing.

The Fund seeks to invest in private real estate investments with an anticipated project term of 3 to 5 years. Thereafter, as each Portfolio Company completes its life cycle and liquidates its underlying real estate assets and distributes to the Fund, the Fund in turn distributes proceeds to Investors holding Shares, and the Fund winds down. The Fund does not anticipate that it will sell or dispose of a Portfolio Company prior to liquidation or refinancing of the underlying real estate asset, which may occur sooner or later than the business plan, projections, and other diligence materials associated with a Portfolio Company may indicate. Accordingly, the actual liquidation date for a Portfolio Company is ultimately outside of the control of the Investment Manager.

For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms – Term.

The term of the Fund will continue until the Fund is dissolved in accordance with the Bylaws.

The Fund’s Shares will not be registered with the SEC or listed on an exchange. The Fund’s Shares are designed for long-term investors.

Closings

The Investment Manager will hold the fund’s first closing on the first date that the Fund admits prospective Investors into the Fund upon completion of the required properly executed subscription documents (the “Initial Closing”), which is anticipated to be April 1, 2022. The Investment Manager intends to hold one or more additional closings (each a “Subsequent Closing” and, collectively with the Initial Closing, the “Closings” or individually a “Closing”) through January 3, 2023.

The Investment Manager may reject a subscription in whole or in part for any reason or no reason in its sole discretion.

Investor Qualifications	Shares are being sold only to “accredited investors” within the meaning of Regulation D under the Securities Act. Investors will be required to provide information verifying their status as accredited investors before purchasing any Shares. Shares will not be registered under the Securities Act or the securities laws of any state or any other jurisdiction, nor is any such registration contemplated.
Management Fee

The Fund pays to the Investment Manager an annual “Management Fee,” quarterly in advance. The Management Fee will be equal to an annual rate of 1.50% of the net asset value of the Fund (“NAV”); provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Management Fee that would have been paid had such Investors subscribed at the Initial Closing

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The Management Fee may be paid out of current income, proceeds from the disposition of Portfolio Companies, and any other sources of cash available to the Fund, and payment may be deferred in the sole discretion of the Investment Manager for any reason or no reason at all. For additional information, please see the sections titled (i) Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms - Economic interest of the Investment Manager; (ii) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length; and (iii) Investment Advisory Services—Investment Management Agreement.
Investor Servicing Fee

The Fund will pay a fee to the Investment Manager for administrative services (the “Investor Servicing Fee”) at an annual rate of 0.50% of the NAV; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Investor Servicing Fee that would have been paid had such Investors subscribed at the Initial Closing. The administrative services provided by the Investment Manager include, without limitation, asset valuation and ongoing reporting to investors, engaging and coordinating service providers of the Fund, reviewing the adequacy and effectiveness of the Fund’s and certain services providers’ policies and procedures, managing distributions to Investors and maintain records of the Fund.

The Investor Servicing Fee may be used by the Investment Manager to pay placement agent fees, commissions or other brokerage fees relating to the offering and sale of Shares. The Investor Servicing Fee will be charged quarterly in advance.

The Investor Servicing Fee may be paid out of current income, proceeds from the disposition of Portfolio Companies, and any other sources of cash available to the Fund, and payment may be deferred in the sole discretion of the Investment Manager for any reason or no reason at all.

For additional information, please see the section titled (i) Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms - Economic interest of the Investment Manager; (ii) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length; and (iii) Investment Advisory Services – Investment Management Agreement.

Other Services

CrowdStreet Affiliates charge Project Sponsors technology and services fees, and may charge Project Sponsors placement fees in the future. All such services are provided at customary market rates negotiated with unaffiliated Project Sponsors. Project Sponsors may properly treat such fees as capital or operating expenses of the underlying real estate project, which may impact the Portfolio Company’s cash available for distributions to investors, including the Fund.

For additional information, please see the section titled (i) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – Transactions with affiliates and payment of CrowdStreet Fees; (ii) Summary

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of Fund Expenses – Annual Expenses – Footnote (6); and (iii) Fees and Expenses – Other Services.
Fund Expenses; Expense Limitation

The Fund (and, thus, indirectly Investors) will bear all of its own expenses (“Fund Expenses”), whether incurred by the Fund, the Investment Manager, or any of their respective affiliates, associated with the formation, operation, dissolution, winding-up, or termination of the Fund.

The Investment Management Agreement provides that the Investment Manager will waive its Management Fee and/or pay or reimburse the Fund for Operating Expenses (as defined below) in excess of 1.00% per annum of the Fund’s average quarterly NAV (“Operating Expense Limit”) for any calendar year or portion thereof during the term of the Investment Management Agreement. “Operating Expenses” are the ordinary annual operating expenses of the Fund, including, without limitation, third-party fees and expenses for accounting, administration, valuation, tax compliance, custody, banking, brokerage, depository, insurance premiums, reporting, Investor meetings, and preparation of tax returns and determinations, but excluding fees and expenses for legal, audit, taxes, indemnifications, litigations, interest, Management Fees, Investor Servicing Fees and Board fees, extraordinary or non-routine matters, and Organizational Expenses (as defined below). In the event that the Fund’s Operating Expenses are below the Operating Expense Limit in any fiscal year, the Investment Manager may be entitled to be reimbursed in whole or in part for fees or expenses waived or reduced by the Investment Manager during the prior three year-period pursuant to the Operating Expense Limit.

The Investment Management Agreement provides that the Investment Manager will pay 100% of the Organizational Expenses. The Fund will reimburse the Investment Manager $250,000 of the Fund’s Organizational Expenses if and when the Fund accepts $60 million in Subscription Amounts, and the remainder if and when the Fund accepts $100 million in Subscription Amounts.

As noted above, the Investment Management Agreement may be terminated on sixty (60) days’ prior written notice to the Investment Manager or the Fund.

Fund Administration, Custodian	The Fund intends to engage third parties to serve as the administrator and the custodian.
Reinvestment of Capital	Proceeds received by the Fund from Portfolio Companies, whether current income or proceeds from a sale or disposition of Portfolio Companies and their underlying real estate, may be reinvested by the Fund in new Portfolio Companies until the second anniversary of the Initial Closing, and in current Portfolio Companies at any time.
Distributions

Distributions from the Fund will be made in cash or in-kind (as discussed more fully below) at such times after the final Closing and in such amounts as determined by the Investment Manager in its sole discretion, subject to the Bylaws. For additional information, please refer to the section titled Summary of Key Terms – Closings, above.

The Investment Manager may withhold from distributions amounts necessary, in its sole discretion, to create reserves for the payment of accrued or future Management Fees, Investor Servicing Fees and other Fund Expenses, for investment in future Portfolio Companies (subject to the

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Investment Limitations below), and for the payment of actual or anticipated liabilities.

For additional information, please see the sections titled (i) Risk Factors and Certain Conflicts of Interest - Risks Generally Associated with Investments in Securities and Private Investment Funds - There are risks of Investors not receiving any distributable cash and (ii) Risk Factors and Certain Conflicts of Interest - Risks related to Compliance, Regulation, and Certain Tax Matters - Cost of complying with regulations may affect the Fund's ability to make payments or distributions to Investors.

Short-Term Investments	The Fund will be permitted to invest idle cash, pending investment, usage for expenses or fees, or distribution by the Fund, in high-quality liquid securities on a short-term basis, including money market instruments (“Short-Term Investments”).
REIT Status

The Fund intends to elect to be taxed as and to qualify for treatment each year as a REIT under the Code. Qualification as a REIT for tax purposes involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the Fund’s REIT status. Failure to qualify for taxation as a REIT would cause the Fund to be taxed as a regular corporation, which would substantially reduce funds available for distributions to Investors. In addition, complying with the requirements to maintain its REIT status may cause the Funds to forego otherwise attractive opportunities or to liquidate otherwise attractive investments, adversely affect the Fund’s liquidity and force the Fund to borrow funds during unfavorable market conditions, and/or limit the Fund’s ability to hedge effectively and cause the Fund to incur tax liabilities.

Shares are not publicly offered. An investment in Shares generally differs from an investment in a listed REIT in various ways, including, without limitation:

•         shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities;

•         the estimated value of the Fund's real estate assets and liabilities, rather than the trading market, will be used to determine its NAV;

•         an investment in the Fund has no liquidity whereas an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time;

•         listed REITs may be reasonable alternatives to an investment in the Fund and may be less costly and less complex with fewer and/or different risks than an investment in the Fund;

•         transactions for listed securities often involve nominal or no commissions; and

•         listed REITs are subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although the Fund may follow many of these same governance guidelines, there is no requirement that it follows any of them.

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Reports; Electronic Delivery of Information

Investors will receive: (a) quarterly reports briefly summarizing the business activities and financial status of the Fund, including financial information on Portfolio Companies of the Fund; (b) annual audited financial statements; (c) information reasonably necessary for the preparation of income tax returns annually; and (d) other such periodic reporting as provided for in the Bylaws.

By executing the subscription agreement, Investors will agree to receive electronically all documents, communications, notices, contracts, and agreements relating to the Fund.

Transfers of Shares and Redemptions

An investment in the Fund is illiquid. Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The Bylaws generally prohibit any person from transferring the Shares if such transfer would result in Shares being owned by fewer than 100 persons.

The transfer of any Shares in violation of the Bylaws will be deemed invalid, null and void, and of no force or effect. Any person to whom Shares are attempted to be transferred in violation of the Bylaws will not be entitled to vote on matters coming before the Investors, receive distributions from the Fund or have any other rights in or with respect to the Shares. The Fund will not have the ability to reject a transfer of Shares where all applicable transfer requirements, including those imposed under the transfer provisions of the Bylaws, are satisfied. Investors generally may not voluntarily redeem their Shares.

The Bylaws also contain restrictions on the number and value of Shares that any one person may own. The Bylaws provide that generally no person may own either more than 9.8% in value or in number of Shares, whichever is more restrictive, or more than 9.8% in value or in number of the Fund’s total shares, whichever is more restrictive. Attempts to acquire Shares in excess of these 9.8% limits would not be effective without an exemption from these limits (prospectively or retroactively) by the Board. These limits may be further reduced if the Board waives these limits for certain Investors. These restrictions are designed, among other purposes, to enable the Fund to comply with ownership restrictions imposed on REITs by the Code. Attempted acquisitions in excess of these restrictions will, pursuant to the Bylaws, be void from the outset.

For additional information, please see the section titled Risks Related to Compliance, Regulation, and Certain Tax Matters – The Fund may be restricted from acquiring, transferring or redeeming certain amounts of the Fund’s Shares.

ERISA

Employee benefit plans and other plans subject to Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited

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transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund or the Investment Manager will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes an Investor, solely as a result of the ERISA Plan's investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

For additional information, please see the section titled ERISA Considerations.

Legal Counsel	Curtis, Mallet-Prevost, Colt & Mosle LLP will serve as counsel to the Investment Manager and the Fund. No separate counsel has been engaged by the Fund, the Investment Manager, or any of their respective affiliates to represent any current or prospective Investors of the Fund with respect to an investment in the Fund, or the Investors as a whole. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest - Legal counsel to the Fund and the Investment Manager does not also represent the Investors.
U.S. Federal Income Tax Considerations	The Fund intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with the Fund’s taxable year ending December 31, 2022. The Fund believes that it is organized, and expects to operate, in such a manner to qualify for taxation as a REIT. The Fund’s qualification for taxation as a REIT will depend upon its ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of Shares and asset ownership, the various and complex REIT qualification tests imposed under the Code. No assurance can be given that the Fund will in fact satisfy such requirements for any taxable year. If the Fund qualifies for taxation as a REIT, it generally will be allowed to deduct dividends paid to its Investors and, as a result, it generally will not be subject to U.S. federal income tax on that portion of its ordinary income and net capital gain that it annually distributes to its Investors, as long as the Fund meets the minimum distribution requirements under the Code. The Fund intends to make distributions to its Investors on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT distribution requirements. For additional information, please see the section titled Certain U.S. Federal Income Tax Considerations.
U.S. Tax-Exempt Investors	U.S. Tax-Exempt Investors may recognize “unrelated business taxable income” (“UBTI”) if they invest in the Fund. U.S. TAX-EXEMPT INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE FUND.
Non-U.S. Persons	Non-U.S. Persons (as defined for federal income tax purposes) are not eligible to invest in the Fund. For additional information, please see the section titled Certain U.S. Federal Income Tax Considerations.
Principal Risks

There can be no assurance that any Investor will achieve its investment objective or avoid substantial losses by investing in the Fund. Investments in commercial real estate entail a high degree of risk, and Investors may lose

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some or all of their investment in the Fund. A potential Investor should invest in the Fund only if able to withstand a total loss of investment. Potential Investors are urged to consult with their personal investment, legal and tax advisors before investing in the Fund. Additional risks involved in investing in the Fund include:

General Risks

▪          There is no guarantee that the Fund will return capital, and you may lose all or a portion of your investment in the Fund.

▪          You will not be able to redeem any of your Shares and any transfer of your Shares is subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance.

▪          No public market for the Shares exists, and none is expected to develop in the future, and any distributions you receive may not be received for several years after your initial investment in the Fund.

Risks Related to Fund Management and CrowdStreet Operations

▪          Shares will be offered and sold to prospective investors, and the Fund may invest in Portfolio Companies, through the Marketplace operated and controlled by CrowdStreet.

▪          The Investment Manager is controlled by CrowdStreet, and the Fund’s investment program relies substantially on the ongoing maintenance of a relationship with CrowdStreet and its affiliates.

▪          CrowdStreet and its affiliates are expected to share common management with the Investment Manager, which may subject one or more of the members of the professional staff of the Investment Manager to certain fiduciary or other duties, including responsibilities with respect to other funds and accounts managed and advised by the Investment Manager, the exercise of which duties may not be in the Fund’s best interests.

▪          The administration of the Fund and the Fund’s investment program will rely on the satisfactory performance, reliability and availability of the CrowdStreet website and the systems supporting the CrowdStreet website and other electronic infrastructure.

▪          If any of the confidential information stored on the CrowdStreet website or supporting systems is compromised, Investors’ confidential information and other investors’ confidential information may be stolen.

Risks Associated with the Investment Strategy

▪          The Fund’s investments will be subject to the risks typically associated with real estate.

▪          The Fund’s investment portfolio will be impacted by the performance of the commercial real estate market, including: general and local economic conditions and negative developments in the business economy, the supply and demand for properties, and the financial resources of tenants; changes in building, environmental, zoning, and other laws; changes in real property tax rates; changes in interest rates and the availability of mortgage funds; environmental cleanup costs and other liabilities from hazardous waste, mold, or indoor air pollution; uninsured casualties, acts of God (such as earthquake, tsunami, hurricane, wind, flood, epidemic), war, terrorism, nuclear accident, labor dispute, riot, and other factors that are beyond the control of the Fund and may not be insurable at

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         reasonable cost to the full extent needed to protect the real estate or its revenue-generating capacity; development, redevelopment, and construction delays and cost overruns.

▪          Construction and renovation is subject to risks.

▪          The investment strategy includes investments in special situation and distressed assets that involve significant risks.

▪          The Fund may participate in investments with highly leveraged capital structures, which may increase the risk of loss of such assets.

▪          Automated analytical processes used in connection with the operation of the Fund may fail to perform as intended.

▪          Debt incurred by a Portfolio Company increases risk.

▪          Equity investments in a Portfolio Company will be subordinate to existing and future indebtedness of a Portfolio Company.

▪          Investments with third parties in Portfolio Companies may involve risks not present in investments where a third party is not involved, including, among other things, the possibility that a third-party partner may have financial difficulties resulting in a negative impact on such Portfolio Company, may have economic or business interests or goals which are inconsistent with those of the Fund, may cause reputational risk or harm to the Fund, or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives, or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn.

▪          The Fund is subject to risks of expedited transactions.

▪          The Fund may lack appropriate diversification.

▪          Real estate valuation is inherently inexact.

▪          No guarantee of distributions of current income.

▪          Returns and loss rates on underlying investments may be uncertain.

▪          The Fund’ investments may be subject to indirect or direct environmental risks.

Risks Associated with the Fund’s Structure and Terms

▪          Investors in the Fund will be relying on the Investment Manager to identify, structure, and implement investments consistent with the Fund’s investment objectives and policies and to conduct the business of the Fund as contemplated by this Memorandum and the Bylaws.

▪          The Fund is newly formed with no operating history, and past investment performance is not indicative of the Fund’s future investments.

▪          The Fund’s investments will be illiquid, long-term investments with limited transferability.

▪          Shares in the Fund will be subject to transfer restrictions.

▪          Economic interest of the Investment Manager; the Investment Manager generally will benefit from Management Fees and Investor Servicing Fees paid by the Fund even if the Fund is not profitable.

▪          Because the Investment Manager will not receive a percentage of the profits of the Fund and will not make a capital contribution to the Fund, the Investment Manager may lack the financial incentive or risk aversion that the Investment Manager would have if it received allocations and distributions on a basis identical to that of the Investor.

▪          The Fund will have no set term; the Investment Manager will have complete discretion regarding when to dispose of the Fund’s assets and begin its liquidation and winding-down period, subject to the

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         completion of a Portfolio Company’s life cycle. The Fund seeks to deploy the net proceeds of the Fund’s offering within twelve months of the final closing. The Fund seeks to structure its holdings such that the final asset is liquidated within 5 to 7 years after the Initial Closing, but there can be no assurance that this can be achieved. The risk factors described in the Memorandum, such as market conditions and natural disasters, can materially delay the Fund’s ability to deploy capital during the expected time frame and can materially delay a Project Sponsor’s ability to complete the Portfolio Company’s life cycle. The Fund will not have control over the Portfolio Company's operations or decisions and will not be able to force a the sale of the underlying real estate assets. If the Fund is unable to fully realize all of its investments during the anticipated Fund term, the Fund may be unable to sell the Portfolio Company or distribute its interest among the Investors. In that event, the Fund may be required to continue its term beyond the expected period.

▪          In managing the Fund, the Investment Manager will establish reserves for operating expenses, Fund liabilities, and other matters and inadequate or excessive reserves could have a material adverse effect upon the investment returns to the Investors of the Fund.

▪          The Investment Manager retains the discretion to make distributions of securities in kind to the Investors to the extent permitted under applicable law.

Risks Generally Associated with Investments in Securities and Private Investment Funds

▪          Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness.

▪          Investors will lack control of the Fund and will have limited voting rights.

▪          There is no assurance that the Fund will be able to achieve its investment objectives, as a result of which you may lose some or all of your investment.

▪          Failure to raise enough capital to execute the investment program.

▪          There are risks of Investors not receiving any distributable cash.

▪          The Fund’s investments will be subject to risks from general economic and market conditions.

▪          The Fund is subject to risks related to pandemic.

Risks Related to Conflicts of Interest

▪          There may be occasions when the Fund and its affiliates will encounter potential conflicts of interest in connection with the Fund’s activities.

▪          Project Sponsors will provide compensation to CrowdStreet and its affiliates.

▪          The Investment Manager and its affiliates are entitled to significant compensation and affiliates of the Investment Manager may provide

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         services to Portfolio Companies and their affiliates and receive fees in connection with those services.

▪          Fees paid by Project Sponsors to access the Marketplace may present conflicts of interest.

▪          The Investment Manager and its affiliates sponsor and manage other funds and expect to form additional other funds in the future and may offer investment opportunities to persons other than the Fund or another fund, which may result in the Fund receiving a smaller allocation, or no allocation at all, of any such investment and the Fund may be left with less attractive investment opportunities as a result of this conflict.

▪          The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length.

▪          The Investment Manager may organize, manage or otherwise engage in other investment funds or ventures while managing the Fund.

▪          Employees, investment consultants, partners and affiliates, officers, and directors affiliated with CrowdStreet, the Investment Manager, and the Fund will be entitled to certain rights of exculpation and indemnification for liabilities incurred in connection with the affairs of the Fund.

▪          Legal counsel to the Fund and the Investment Manager does not also represent the Investors.

Risks Related to Third Parties

▪          The success of the Fund is dependent on the performance of the Project Sponsors and other third parties over which the Fund has no control.

▪          Portfolio Companies may depend on third parties with limited to no operating history.

▪          The Investment Manager relies on information provided by third parties.

▪          Investors do not have recourse against Project Sponsors, other managers or owners of Portfolio Companies, or third-party service providers of Portfolio Companies.

▪          Portfolio Companies may rely on third-party property managers and leasing agents for effective operations.

▪          Investments with third parties in Portfolio Companies may involve risks not present in investments where a third party is not involved, including, among other things, the possibility that a third-party partner may have financial difficulties resulting in a negative impact on such Portfolio Company, may have economic or business interests or goals which are inconsistent with those of the Fund, may cause reputational risk or harm to the Fund, or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives, or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn.

Risks Related to Compliance, Regulation, and Certain Tax Matters

▪          CrowdStreet and the Fund’s business is subject to extensive government regulation, supervision, examination and enforcement, which could adversely affect CrowdStreet or the Fund’s business, results of operations and financial condition.

▪          The Investment Manager is subject to regulation as an investment adviser under the Investment Advisers Act.

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▪          Changes in regulation of financial institutions may affect our business.

▪          Changes in regulation of internet commerce may affect the Fund.

▪          Cost of complying with regulations may affect the Fund’s ability to make payments or distributions to Investors.

▪          Laws intended to prohibit money laundering may require CrowdStreet or the Fund to disclose investor information to regulatory authorities.

▪          Your investment may have adverse tax consequences.

▪          An investors who uses a self-directed IRA to make illiquid investments, such as an investment in the Fund, faces significant additional risks, including but not limited to liquidity risk, the risk of loss of all capital, and the risk that the investor’s advisor and/or custodian does not adequately account for suitability or tax consequences of an investment in the Fund with respect to an IRA.

▪          There may be Unrelated Business Taxable Income for U.S. tax-exempt Investors.

▪          The Fund is required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, but there can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions.

▪          The Fund intends to elect to be taxed as and to qualify for treatment each year as a REIT under the Code, which involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist; failure to qualify for taxation as a REIT would cause the Fund to be taxed as a regular corporation, which would substantially reduce funds available for distributions to Investors and complying with the requirements to maintain its REIT status may cause the Funds to forego otherwise attractive opportunities or to liquidate otherwise attractive investments, and/or cause the Fund to incur tax liabilities.

▪          Even if the Fund qualifies and maintains its tax status as a REIT, it may become subject to U.S. federal income taxes and related state and local taxes, which would reduce the Fund’s cash flows.

▪          REIT distribution requirements could adversely affect the Fund’s liquidity and may force the Fund to borrow funds during unfavorable market conditions.

▪          If the Fund fails to invest a sufficient amount of the net proceeds from selling the Shares in real estate assets within one year from the receipt of the proceeds, the Fund could fail to maintain its REIT status.

▪          If the Fund forms a TRS, the Fund’s overall tax liability could increase.

▪          Failure to comply with limits on the Fund’s ability to own and engage in transactions with TRSs would jeopardize the Fund’s REIT qualification and may result in the application of a 100% excise tax.

▪          Dividends payable by funds that qualify for taxation as REITs generally do not qualify for reduced tax rates under current law.

▪          In order to maintain the Fund’s REIT status, Investors may be restricted from acquiring or transferring certain amounts of the Fund’s Shares.

▪          The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

▪          Legislative or regulatory action related to federal income tax laws could adversely affect Fund’s Investors and/or the Fund’s business.

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▪          A portion of the Fund’s distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of an Investor’s investment in the Fund’s Shares and may trigger taxable gain.

▪          The Investment Manager and its affiliates have limited experience managing a portfolio of assets owned by a fund that qualifies for taxation as REIT.

For a discussion of the U.S. federal income tax consequences of an investment in the Fund, see the section titled Certain U.S. Federal Income Tax Considerations.

There are many additional risks that relate to an investment in the securities described in this Summary. For additional risk disclosure, please refer to the section titled Risk Factors and Certain Conflicts of Interest.

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SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Investors can expect to bear directly or indirectly, by investing in the Fund. This fee table is based on estimated expenses of the Fund for the fiscal year ending December 31, 2022, and assumes that the Fund will raise $200 million in total from Investors during such fiscal year.

Annual Expenses

		As a Percentage of Average Net Assets
Management Fee(1)		1.50%
Investor Servicing Fee(2)		0.50%
Other Expenses(3)		0.89%
Organizational Expenses	0.26%
Operating Expenses(4)	0.59%
Audit Expenses	0.02%
Independent Director Fees	0.03%
Total Annual Expenses(5),(6)		2.89%

(1)	The Management Fee will be equal to 1.50% per annum of the NAV, paid quarterly in advance; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Management Fee that would have been paid had such Investors subscribed at the Initial Closing. The Investment Manager intends to defer collection of its Management Fee in the Fund's first year of operations, and may continue to defer some or all of such fees potentially subsequent years, to maximize the Fund's investable assets in its first year. For additional information, please see the sections titled (i) Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms - Economic interest of the Investment Manager; (ii) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length; and (iii) Investment Advisory Services—Investment Management Agreement.

(2)	The Investor Servicing Fee will be equal to 0.50% per annum of the NAV, paid quarterly in advance; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Investor Servicing Fee that would have been paid had such Investors subscribed at the Initial Closing. The Investor Servicing Fee may be used by the Investment Manager to pay placement agent fees, commissions or other brokerage fees relating to the offering and sale of Shares. The Investment Manager intends to defer collection of the Investor Servicing Fee in the Fund's first year of operations, and may continue to defer some or all of such fees potentially subsequent years, to maximize the Fund's investable assets in its first year. For additional information, please see the section titled (i) Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms - Economic interest of the Investment Manager; (ii) Risk Factors and Certain Conflicts of Interest – Risks Related to Conflicts of Interest – The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length; and (iii) Investment Advisory Services—Investment Management Agreement.

(3)	“Other Expenses" reflect an estimate of all expected ordinary operating expenses for the Fund for the fiscal year ending December 31, 2022, plus one-time organizational and offering expenses. The table reflects the Fund’s expenses and does not reflect the expenses of the Portfolio Company or its underlying real estate. The Portfolio Companies are not Fund affiliates or subsidiaries and are not controlled by the Fund so no Acquired Fund fees have been estimated. The Investment Manager will pay 100%, of the Organizational Expenses and the Fund will reimburse the Investment Manager $250,000 for Organizational Expenses if and when the Fund accepts $60 million in Subscription Amounts and the remainder when the Fund accepts $100 million in Subscription Amounts.
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(4)	Operating Expenses include the ordinary annual operating expenses of the Fund, including without limitation, third-party fees and expenses for accounting, administration, valuation, tax compliance, custody, banking, brokerage, insurance premiums, reporting, investor meetings, and preparation of tax returns and determinations. The Investment Manager has agreed to limit such Operating Expenses to 1.0% of the Fund's average quarterly NAV.
(5)

Total annual expenses will increase or decrease over time based on the Fund’s total Shares purchased, asset level and other factors. However, the portion of annual expenses that are “Other Expenses” generally include fixed amounts that will not proportionally increase or decrease based on the Fund’s total Shares purchased. For example, if the Fund were to raise only $100 million from Investors during the fiscal year ending December 31, 2022 (which the Investment Manager believes unlikely), keeping all other assumptions the same, the Fund’s total Other Expense ratios, as set forth in the fee table, would almost double and the amounts in the example below would increase significantly. If the Fund were to raise less than $200 million in total from Investors during the fiscal year ending December 31, 2022, the Fund’s total Other Expense ratio would be higher than that presented above. As previously noted, the Investment Manager intends to defer collection of its Management Fee and Investor Servicing Fee in the Fund's first year of operations, and may continue to defer some or all of such fees potentially subsequent years, to maximize the Fund's investable assets in its first year. Further, the Investment Manager will waive the Management Fee to the extent that Operating Expenses are in excess of 1.00% per annum of the Fund’s average quarterly NAV (the “Operating Expense Limit”) for any calendar year or portion there during the term of the Investment Management Agreement; provided, however, that in the event that the Operating Expenses are below the Operating Expense Limit in any fiscal year, the Investment Manager may be entitled to be reimbursed in whole or in part for fees or expenses waived or reduced by the Investment Manager during the prior three year-period pursuant to the Operating Expense Limit. Further, the Investment Management Agreement provides that the Investment Manager will pay 100% of the Organizational Expenses; the Fund will reimburse the Investment Manager $250,000 of the Fund’s Organizational Expenses if and when the Fund accepts $60 million in Subscription Amounts, and the remainder if and when the Fund accepts $100 million in Subscription Amounts.

As noted above, the Investment Management Agreement may be terminated on sixty (60) days’ prior written notice to the Investment Manager or the Fund.

(6)	CrowdStreet Affiliates charge Project Sponsors technology and services fees, and may charge Project Sponsors placement fees in the future (collectively, “CrowdStreet Fees”). All such services are provided at customary market rates negotiated with unaffiliated Project Sponsors. The Project Sponsors may capitalize or expense some or all of the CrowdStreet Fees, as well as fees charged by other service providers who are not affiliated with CrowdStreet, in the real estate project underlying the Portfolio Company. CrowdStreet Fees and other service provider fees increase a Portfolio Company’s expenses, which may reduce cash available for distributions to investors, including the Fund. The net impact of CrowdStreet Fees on the expenses of the Portfolio Company will vary based on numerous factors, as will the impact on the Fund’s performance, which the Fund estimates to range from 0.0% to 1.0% of Average Net Assets (annualized). In the unlikely event that a CrowdStreet Affiliate charges a Project Sponsor fees for services that overlap with services to be provided by the Investment Manager to the Fund in connection with the Investment Manager’s fees, the Investment Manager will reduce the amount of the Investor Servicing Fees charged to the Fund by an amount equal to the CrowdStreet Fees paid by the Project Sponsor for such overlapping services.

The purpose of the table above and the example below is to assist you in understanding the various costs and expenses you will bear directly or indirectly as an Investor in the Fund. For a more complete description of the various costs and expenses of the Fund, see the section titled Fees and Expenses.

Example:	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 fully invested purchase, assuming a 5% annual return:	$30	$87	$147	$308

The example is based on the fees and expenses set forth in the table above. The example should not be considered a representation of future expenses. Actual Fund expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. The example assumes that the Fund will raise $200 million.

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THE FUND

CrowdStreet REIT I, Inc. (the “Fund”) is a newly organized non-diversified, closed-end management investment company that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund was organized as a Delaware corporation on February 4, 2022. As a newly organized entity, the Fund has no operating history. The Fund intends to elect to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund’s principal office is located at 98 San Jacinto Blvd, 4th Floor, Austin, TX 78701 and its telephone number is (971) 803-3110.

The Fund is a specialized investment vehicle that incorporates features of both a private investment fund that is not registered under the Investment Company Act and a closed-end investment company that is registered under the Investment Company Act. Private investment funds (such as private equity limited partnership funds) are collective asset pools that typically offer their securities privately, without registering them under the Securities Act of 1933, as amended (the “Securities Act”). Registered closed-end investment companies, such as the Fund, are typically managed more conservatively than private investment funds because of the requirements and restrictions imposed on them by the Investment Company Act. By combining certain features from non-registered and registered funds, the Investment Manager believes it can offer “accredited investors” access to the long-term investment return benefits of private equity real estate opportunities at a much lower investment minimum and with the convenience of Form 1099-DIV tax reporting.

At the time of the Initial Closing, the Fund will not have selected any of its investments and will not have any specified properties or investments when Investors are admitted to the Fund. As a result, prospective Investors in the Fund may not have an opportunity to evaluate information on all Portfolio Companies to be made by the Fund and, accordingly, will be dependent upon the judgment and ability of the Investment Manager to source and execute on potential Portfolio Companies. See the section titled Risk Factors and Certain Conflicts of Interest – Risks Related to Fund Management and CrowdStreet Operations.

Investment Objective and Strategy

The Fund invests in the real estate industry. The Fund’s primary investment objective is generating capital appreciation with a secondary objective of generating income to provide Investors with attractive risk-adjusted returns. The Fund will hold non-controlling equity interests in unaffiliated entities that own real estate assets, directly or indirectly. The Fund seeks to take advantage of CrowdStreet’s platform, which provides access to a substantial and growing open network of over 280 third-party real estate sponsors for attractive investment opportunities. CrowdStreet’s ability to review and monitor a high volume of real estate projects across markets provides it with extensive proprietary, real-time data to evaluate opportunities and make timely investment decisions. As of January 31, 2022, CrowdStreet has reviewed thousands of real estate transactions, enabling its network of investors to invest over $2.8bn in equity across more than 590 projects.

The Fund will target 20 to 25 direct private equity investments in U.S. commercial real estate projects. The Fund intends to invest in real estate projects with attractive risk-adjusted returns spread across sponsors, asset types and major markets to take advantage of attractive opportunities and reduce portfolio risk. Asset types may include multifamily, industrial, life science, healthcare, office and retail properties, as well as data centers, storage and student housing. The investment strategy seeks to take advantage of CrowdStreet’s substantial network of commercial real estate sponsors, selecting from what the Investment Manager believes to be the most attractive sectors, markets and individual opportunities to construct the Fund’s portfolio. The Fund will also leverage CrowdStreet’s experienced team of investment professionals and its extensive proprietary data, providing it with the advantage of real-time insights into underlying and unrecognized market trends, allowing for timely identification of attractive investment opportunities.

As a matter of fundamental policy, the Fund will normally invest at least 85% of its total assets in real estate investments. The Fund’s investment strategy will follow the Investment Manager’s investment thesis focused on three key areas: (1) thematic trends, (2) middle markets, and (3) growth markets. With thematic investing, the Investment Manager will seek projects supported by demographic and social trends that it believes are long-term drivers of demand. This includes an aging demographic, shift to e-commerce, housing shortages, and population migration to sun belt cities. With an emphasis on the middle market segment of real estate, a sector that is generally less competitive, the Investment Manager intends pursue attractive projects with smaller asset values that larger

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institutional investors are unable to participate in. Finally, the Investment Manager will focus on growth markets that it has identified, which includes secondary metropolitan areas experiencing strong market fundamentals supported by above-average employment and population expansion, offering attractive risk-adjusted investment opportunities.

CROWDSTREET AND THE PLATFORM

Overview

CrowdStreet launched in 2014 to make it easier for individual investors to participate in the $19bn commercial real estate asset class, enabling a large and rapidly growing community of investors to access a major asset class. CrowdStreet’s online marketplace provides investors with direct access to a diverse range of institutional-quality commercial real estate opportunities that have historically been unavailable to individuals. CrowdStreet developed its industry-leading financial technology platform to source, evaluate, negotiate, structure, and monitor investment opportunities from experienced commercial real estate sponsors and offer them to qualified investors through its online marketplace that provides a streamlined service and digital experience. CrowdStreet’s growing team of experienced professionals currently consists of over 200 employees, most of which are dedicated to capital markets, due diligence, portfolio management and fund management, investor relations, technology and transaction management.

The CrowdStreet Marketplace

CrowdStreet’s award-winning marketplace (the “Marketplace”) is one of the largest online real estate investing platforms in the U.S. and was named Best Overall Real Estate CrowdFunding Site by Investopedia for 2021 and 2022. CrowdStreet makes its screened menu of real estate opportunities easily accessible to its investor community through its Marketplace. With tens of thousands of individual investor members, CrowdStreet has invested over $2.9bn in equity for projects with a total capitalization of over $24bn. These investments have been made across more than 590 commercial real estate opportunities sponsored and managed by over 280 experienced, institutional real estate operators and developers. Projects to date have included new developments, value-add capital improvement projects, stabilized properties, and special situations in growing cities across the U.S.

The Investment Manager

CrowdStreet provides investment advice and premium investment services, including a separately managed account service (“Privately Managed Accounts” or “PMA”) and investment funds through CrowdStreet Advisors, LLC (the “Investment Manager”), a wholly owned subsidiary of CrowdStreet and a registered investment advisor.  As of January 31, 2022, the Investment Manager had assets under management of approximately $300 million across PMA and 20 private investment funds.

The Investment Manager serves as investment adviser to the Fund pursuant to the Investment Management Agreement. The board of directors of the Fund (the “Board”) has engaged the Investment Manager to provide investment advice to, and manage the day-to-day business and affairs of, the Fund under the ultimate supervision of, and subject to any policies established by, the Board. The Investment Manager will allocate the Fund’s assets and regularly monitor the investment performance of each Portfolio Company. For additional information, please refer to the sections titled Management of the Fund and Risk Factors and Certain Conflicts of Interest – Risks Associated with the Fund’s Structure and Terms.

In general, Investors will have no rights to take part, directly or indirectly, in the active management or control of the business of the Fund as a whole. The Investment Manager is entitled to receive a Management Fee from the Fund. For additional information, please see the sections titled Summary of Terms–Management Fee and Risk Factors and Certain Conflicts of Interest – Risks Generally Associated with Investments in Securities and Private Investment Funds.

The Investment Process

The Investment Manager seeks to identify and allocate the Fund’s assets to the highest quality investments available by leveraging the resources and advantages provided by CrowdStreet’s platform to achieve its investment objectives.

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The Investment Manager intends to source investment offerings primarily from those that are made available on the Marketplace for the Fund and utilize its access to proprietary market data, insights, and ongoing analysis conducted by CrowdStreet’s team of commercial real estate experts.  CrowdStreet employs a 20-member team of seasoned capital markets professionals to evaluate and source deal flow from experienced third-party sponsors for the Marketplace and the Fund.  All investment opportunities undergo a rigorous screening and due diligence review process by CrowdStreet’s 29-member investments team (“Investments Team”) prior to approval for CrowdStreet’s Marketplace or presentation to the Fund’s investment committee.

This approval process requires sponsor and asset due diligence including, but is not limited to, background checks, track record verification, review of asset financials, business plans, partnership agreements, loan agreements, title reports and other diligence that is customary with a commercial real estate investment.

CrowdStreet’s Investments Team is organized into dedicated pods of professionals (“Team Pods”) that specialize in their respective commercial real estate sectors.  Team Pods conduct detailed reviews and analyses and present each investment in a multi-stage approval process that culminates in a final platform approval by the Chief Investment Officer (“CIO”).

Separately, the Investment Manager employs a dedicated team of over 15 professionals and an independent Portfolio Management team that further reviews and evaluates potential investments that have been approved by the CIO. This Portfolio Management team consists of five senior professionals (described below) who conduct a separate and independent review and evaluation of potential investments for the Fund. The Portfolio Management team makes investment and allocation decisions for all funds managed by the Investment Manager, including the Fund, via an additional CrowdStreet Fund Investment Committee (“CFIC”) review and vote.

Portfolio Management Team

The Portfolio Management team is primarily responsible for the day-to-day management of the Fund’s Portfolio Companies. The Portfolio Management team consists of the following senior professionals:

Jack Chandler

Jack Chandler serves on CrowdStreet’s Board of Advisors and is an independent voting member of the CrowdStreet Fund Investment Committee. He is the Founder of Majesteka Investments Holdings, a private firm providing integrated strategic leadership and capital for emerging disruptive companies at the intersection of real estate, asset management, and technology. Since its founding in 2017, Majesteka has made investments and is serving in either a Board capacity or as Senior Advisor to a half dozen technology-enabled real estate firms in the direct lending, crowdfunding, software, data and communications, and single-family rental sectors.

Before forming Majesteka, Jack was Chairman of BlackRock's Global Real Estate business with a focus on the strategic development of the platform and investment and client activities. He served as a member of the BlackRock Real Estate Global Executive Committee, the BlackRock Alternative Investment Executive Committee, and the BlackRock Alternative Investment Committee. He joined BlackRock in 2011 as a Managing Director and Global Head of Real Estate with responsibilities for the business and investment performance of the platform and for developing and executing a strategic plan that resulted in doubling the platform AUM during his tenure.

Prior to joining BlackRock in 2011, Jack held various positions with LaSalle Investment Management during his 25-year tenure, most recently as the Global Chief Investment Officer and Executive Chairman for Asia Pacific, where he oversaw the firm's principal investment activities, risk management process, investment strategy, and investor relations. In addition, he oversaw LaSalle’s capital raising team which created and raised capital for new products and vehicles to expand LaSalle's investors' access to attractive investment opportunities around the globe.

From 2000 until 2010, Jack was based in Singapore as the Chief Executive Officer for LaSalle Investment Management - Asia Pacific, the platform he founded on behalf of the firm. During his tenure, he built the business into a US$7.4 billion AUM enterprise with six private equity commingled funds and more than 200 employees based in six offices across the region. Prior to relocating to Asia in 2000, he was Managing Director for the firm's direct investment activities in the U.S.

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Jack is former Chairman of the ULI Americas Executive Committee, Treasurer, and ULI’s Global Board of Trustees and a founding member of ULI Technology Council.

Sheldon Chang

Sheldon is a financial services executive with over 30 years of experience in leading alternative investment product and distribution businesses and investment banking. Sheldon joined CrowdStreet in 2021 and is the President of CrowdStreet Advisors, is a member of CrowdStreet’s Executive Management Team and leads CrowdStreet’s Investment & Wealth Solutions (IWS) division, the firm’s investment management and advisory services, including investment funds, private managed accounts and wealth management. Sheldon also serves as a voting member of the CrowdStreet Funds Investment Committee.

Prior to joining CrowdStreet, Sheldon led over $50bn in institutional and retail offerings and product development, including corporate debt and equity and private alternative investment funds for high-net-worth investors. He was the Head of Product & Distribution Strategy at Artivest, an alternative investments fintech platform and, before that, he established the Private Wealth unit as a Partner at Pantheon Ventures, a private equity and real assets investment manager with over $50bn in AUM. Sheldon built and led the private equity, infrastructure, real assets and debt products platform at Bank of America Merrill Lynch Wealth Management, managing over 70 private alternative investment funds and $12bn in client assets. Prior to that, he was an investment banker at Merrill Lynch, UBS and Goldman Sachs serving corporate and government clients in North America, Asia and Latin America. Sheldon received his MBA from Northwestern University’s Kellogg School of Management and a BS in Economics from Cornell University.

Ian Formigle

Ian is a real estate professional and serial entrepreneur with over 24 years of experience in real estate private equity, startups, and equity and options trading. At CrowdStreet, Ian leads the Office of the CIO division, responsible for the overall investment strategy of the firm. Ian serves as a member of the CrowdStreet Executive Management Team and the Chairman of the CrowdStreet Funds Investment Committee. He joined CrowdStreet in 2014 as the Vice President of Investments with responsibility for the business and investment performance of the Marketplace, leading a 29-member team of commercial real estate investment professionals. As of January 2022, Ian was responsible for the approval of 593 investment offerings, with a total commercial real estate value of $24bn, resulting in $2.9bn raised on the platform by third-party sponsors. Since 2014, 95 of those investment offerings have been realized, with an average net IRR of 19%, returning over $460mm of distributions back to investors.

Prior to joining CrowdStreet, Ian was Vice President of Business Development for ScanlanKemperBard Companies, where he managed the firm’s alternative investment platform and served as a senior acquisitions officer on a team that acquired some $500mm of commercial real estate assets during his tenure. Previously, Ian co-founded and served as CEO of Clarus Property Ventures, a regional real estate private equity firm that focused on multifamily acquisitions. Ian began his career as an equity options market maker and member of the Pacific Exchange.

Ian contributes to the real estate industry as a thought-leader, serving as a member of ULI’s Technology Council, and contributing as an author at Forbes.com and in his latest book, “The Comprehensive Guide to Commercial Real Estate Investing.” Ian holds a BA in Economics and a BA in Political Science from the University of California at Berkeley.

Charles (Chip) George

Chip has over 30 years of experience in real estate private equity management with exposure to core, value-add, opportunistic and development investments across the country. He joined CrowdStreet in 2021 as a Portfolio Manager and is responsible for monitoring and facilitating peak investment performance and improving the quality of the CrowdStreet sponsor and investor experience. Chip also serves as a voting member of the CrowdStreet Funds Investment Committee.

Prior to joining CrowdStreet, Chip was a director and senior portfolio manager for Harrison Street Real Estate Capital and RREEF America (DWS Investments), managing their respective flagship funds, each of which had asset values of over $10bn. In this role, he was responsible for evaluating investment opportunities to ensure compliance with the

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fund investment strategy. Chip was also responsible for overseeing and managing the operations of hundreds of real estate investments nationally in all major product types as well as niche products such as student housing, senior housing, medical office, storage and life science.

Prior to his portfolio manager roles, Chip was an asset manager with responsibility for investment performance with Harbor Group, Banyan Management and Amli Realty. Chip is a graduate of Miami University, Oxford, OH with a Bachelor of Science degree in Accounting and is a Certified Public Accountant.

Thomas McDonald

Thomas McDonald is a real estate professional with over 15 years of experience in real estate and investments. Thomas leads, manages and coordinates all aspects of new investment product and service development, launch, and ongoing portfolio management for CrowdStreet’s Investment and Wealth Solutions (IWS) division. Thomas serves as a voting member of the CrowdStreet Funds Investment Committee. He joined CrowdStreet in 2018, contributing to the growth of CrowdStreet’s managed fund solutions. As of January 2022, Thomas was responsible for the development of 20 managed funds that have raised $225mm, investing across 135 commercial real estate projects with a total capitalization over $1 billion.

Thomas started his career at Trefethen and Company, an independent financial and strategic advisory firm, where he supported the firm’s investment management and M&A service activities. Prior to CrowdStreet, Thomas consulted in the real estate industry, advising real estate operators in various capacities, including capital raising and strategy. Thomas earned a Master of Science in Finance with Honors from Georgetown University and a Bachelor of Science in Finance from Portland State University.

An investment in the Fund is illiquid. No market for the Shares exists or is expected to develop. Accordingly, an investment in the Fund entails substantial risks and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest, including the subsections titled Risks Associated with the Fund’s Structure and Terms; Risks Generally Associated with Investments in Securities and Private Investment Funds; and Risks Related to Third Parties.

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THE OFFERING

Description of Shares

The Fund is making a private offering to sell common shares in the Fund (the “Shares”) strictly to individuals and entities qualifying as “accredited investors” within the meaning of Regulation D under the Securities Act (each, an “Investor” or “you” and collectively, the “Investors”). The Fund is authorized to issue a limited number of Shares, which, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. Each Share has one vote at all meetings of Investors. On each matter submitted to a vote of Investors, all holders of Shares will vote as a single class. Except for the exercise of their voting privileges, Investors will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

All Shares are equal as to dividends, assets and voting privileges and have no preemptive or other subscription rights or exchange privileges. The Fund will send periodic reports (including financial statements) to all Investors. Investors are entitled to receive dividends only if and to the extent declared by the Board and only after provision has been made for working capital and reserves as it in its sole discretion deems advisable. Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation.

Subscription Procedures

Shares will be offered strictly to individuals and entities qualifying as “accredited investors” within the meaning of Regulation D under the Securities Act. This means that to purchase Shares of the Fund, a prospective Investor will be required to certify that the Shares are being acquired by an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and provide required verification of their status.

The minimum Subscription Amount is $25,000 per Investor, unless the Investment Manager accepts a lesser amount, in its sole discretion, (i) from employees, officers or trustees of the Fund, the Investment Manager or their respective affiliates, or (ii) as determined by the Board based on its consideration of the Investor’s overall relationship with the Investment Manager.

Each prospective Investor must submit a completed subscription agreement acceptable to the Investment Manager, certifying, among other things, that the Investor is an accredited investor, as defined above. The Fund will advise each Investor promptly of the Fund’s acceptance of an offer to subscribe for Shares. If a subscription agreement is not accepted by the Fund by a closing date, the subscription will not be accepted at such closing date and will be returned to the prospective Investor or held until the next closing date, if any. The acceptance or rejection of any subscription is solely at the discretion of the Fund, and no reasons need be given for the rejection of any subscription.

The Initial Closing currently is anticipated to be April 1, 2022, but may occur on such later date as the Investment Manager may determine in its sole discretion. The purchase price of the shares at the Initial Closing will be $1,000 per share. Subsequent to the Initial Closing, the Fund may offer Shares at one or more closings through January 3, 2023.

An Investor participating in a Subsequent Closing will purchase each Share at $1,000 plus a “make-up” amount calculated by applying an annualized rate of 3.0% to such Investor’s Subscription Amount applied over the period of time since the Initial Closing. For example, if the Fund holds a second closing three months after the date of the Initial Closing, the “make up” amount is $7.50 ($1,000 x 0.75% (the annualized rate of 3.0%) = $7.50) and each Share will be offered at a purchase price equal to $1,007.50 ($1,000 + $7.50 = $1,007.50).

The Fund is not obligated to sell to a broker or dealer any Shares, including those that have not been placed with Investors.

To help the government fight terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Investor. As a result, Investors will need to provide the name, address, date of birth, and other identifying information about the Investors. If an Investor’s identity

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cannot be verified, the Investor may be restricted from conducting additional transactions and/or have their investment liquidated. In addition, any other action required by law will be taken. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest – Risks Related to Compliance, Regulation, and Certain Tax Matters - Laws intended to prohibit money laundering may require CrowdStreet or the Fund to disclose investor information to regulatory authorities.

Transfers of Shares and Redemption

An investment in the Fund is illiquid. Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation; however, no public market for the Shares exists, and none is expected to develop in the future. Investors generally may not redeem their Shares except in limited circumstances as provided in the Bylaws. As a result, Investors may not be able to liquidate their investment prior to the expiration of the Fund’s term. For additional information, please refer to the section titled Risk Factors and Conflicts of Interest, subsections titled (i) Risks Associated with the Fund’s Structure and Terms – The Fund’ investments will be illiquid, long-term investments with limited transferability and (ii) Additional Regulatory Disclosures.

An investment in the Fund is illiquid. No market for the Shares exists or is expected to develop. Accordingly, an investment in the Fund entails substantial risks and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. For additional information, please see the section titled Risk Factors and Certain Conflicts of Interest, including the subsections titled Risks Associated with the Fund’s Structure and Terms; Risks Generally Associated with Investments in Securities and Private Investment Funds; and Risks Related to Third Parties.
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RISK FACTORS AND CERTAIN CONFLICTS OF INTEREST

The following risks are among the many significant risks associated with an investment in the Fund and do not represent all of the current and future risks associated with an investment in the Fund. Prospective investors should note that:

▪	There is no guarantee that the Fund will return capital, and you may lose all or a portion of your investment in the Fund;

▪	You will not be able to redeem any of your Shares and, while Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation, no public market for the Shares exists, and none is expected to develop in the future, and any distributions you receive may not be received for several years after your initial investment in the Fund; and

▪	Shareholders have very limited voting rights.

In addition, prospective investors should carefully consider the following. Capitalized terms used in this section without definition have the meaning provided in this Memorandum.

Risks Related to Fund Management and CrowdStreet Operations

Reliance on and Consequences of Relationship with CrowdStreet. Shares will be offered and sold to prospective investors, and the Fund may invest in Portfolio Companies, through the Marketplace operated and controlled by CrowdStreet. Moreover, the Investment Manager is controlled by CrowdStreet. As a result, the Fund’s investment program relies substantially on the ongoing maintenance of a relationship with CrowdStreet and its affiliated entities (each, a “CrowdStreet Affiliate”). The Fund will be vulnerable to any disruption to the offering of Portfolio Companies through the Marketplace, and to any disruption of the relationship between the Fund and the Investment Manager, on the one hand, and CrowdStreet and the CrowdStreet Affiliates, on the other hand. For example, if one or more of CrowdStreet or the CrowdStreet Affiliates became subject to investigation or enforcement proceedings, such investigation or enforcement proceedings could materially and adversely impact the Fund or the Fund’s ability to invest in Portfolio Companies.

In addition, any adverse changes in the financial condition of CrowdStreet, the Investment Manager, or the CrowdStreet Affiliates could hinder the ability of the Investment Manager to successfully manage the Fund’s operations and Portfolio Companies, in which case the Fund’s operating performance could suffer and adversely impact the value of an investment in the Fund.

The success of the Fund depends on key personnel. The success of the Fund is substantially dependent on certain key employees of CrowdStreet. Should one or more of these individuals become incapacitated or in some other way cease to participate in their role, performance of the Fund could be adversely affected.

Conflicts of interest due to common management. CrowdStreet and the CrowdStreet Affiliates are expected to share common management with the Investment Manager, which may subject one or more of the members of the professional staff of the Investment Manager (each, a “Fund Manager”) to certain fiduciary or other duties, including responsibilities with respect to other funds and accounts managed and advised by the Investment Manager, the exercise of which duties may not be in the Fund’s best interests. As a result, the common management of and relationship between CrowdStreet or a CrowdStreet Affiliate and the Investment Manager may present unique risks and potential conflicts of interest. For additional information concerning conflicts of interest, please see below under the heading “Risks Related to Conflicts of Interest.”

The loss of the services of one or more Fund Managers could have an adverse impact on the Fund’ ability to realize its investment objective. In addition, each Fund Manager will continue to have responsibilities with respect to other funds and accounts managed and advised by the Investment Manager, and will not be required to devote their

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time and attention exclusively to the Fund. Thus, such persons will have demands made on their time for the investment, monitoring, exit strategy and other functions of other funds and accounts.

The continued operation of the CrowdStreet website is critical to the administration and investment program of the Fund. The administration of the Fund and the Fund’s investment program will rely on the satisfactory performance, reliability and availability of the CrowdStreet website and the systems supporting the CrowdStreet website and other electronic infrastructure. If the CrowdStreet website or the systems supporting the CrowdStreet website temporarily shut down or lose data, then the Investment Manager’s ability to perform its obligations with respect to the Fund and the Portfolio Companies could be materially and adversely affected.

CrowdStreet or the Investment Manager may have inadequate compliance functions. Despite the efforts of CrowdStreet and the Investment Manager to comply with applicable laws and regulations, it is possible that the activities of CrowdStreet and the Investment Manager could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws or regulations. Failure on the part of CrowdStreet or the Investment Manager, or the failure by third-party providers or partners of CrowdStreet or the Investment Manager, to comply with applicable laws or regulations relating to Portfolio Companies, could result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect the business, financial condition and results of operations of the Fund. In addition, any such compliance issues could harm CrowdStreet’s reputation and have a material and adverse effect on the Fund.

Placement Agents. Certain placement agents may charge CrowdStreet or the Investment Manager certain transaction or other fees in such amounts as they may determine. The Fund will not be charged placement fees. All or a portion of such compensation may be paid by a placement agent to the financial advisory personnel involved in the sale of Shares. As a result of the various payments that placement agents may receive from CrowdStreet or the Investment Manager, the amount of compensation that a placement agent may receive in connection with the sale of Shares may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a placement agent to recommend the Fund over another investment product. Placement agents may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Investment Manager or investment vehicles managed or sponsored by CrowdStreet or the Investment Manager may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a placement agent. As such, certain conflicts of interest may exist between such persons and a placement agent. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur. Placement agents may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or other fund managed or sponsored by CrowdStreet or the Investment Manager. Such entities may compete with the Fund or such other funds for investment opportunities and may invest directly in such investment opportunities. Placement agents that invest in such other funds may do so on terms that are more favorable than those of the Fund. A placement agent may pay all or a portion of the fees paid to it to certain of its affiliates, including, without limitation, financial advisors whose clients purchase Shares. Such fee arrangements may create an incentive for a placement agent to encourage investment in the Fund, independent of a prospective Investor’s objectives.

Investor confidential information on the CrowdStreet website is susceptible to cybersecurity risks. The CrowdStreet website and supporting systems store confidential information about the Shares offered under this Memorandum and the Bylaws, including information about investors’ bank accounts and other personally identifiable sensitive data. CrowdStreet collects this information from the CrowdStreet website, supporting systems and several other sources (e.g., information about Investors may be provided to us through Investors completing the Subscription Agreement or from reports generated by credit reporting agencies, title insurance companies or other third parties and then stored on our systems). If any of the confidential information stored on the CrowdStreet website or supporting systems is compromised, Investors’ confidential information and other investors’ confidential information may be stolen. This could occur as the result of any accidental or willful cybersecurity breach or other unauthorized access of the CrowdStreet website and supporting systems. If an Investor’s confidential information is stolen, it may be used for criminal purposes, and such Investor would be subject to increased risk of fraud or identity theft.

Because techniques used to obtain unauthorized access to or to otherwise sabotage computer systems change frequently and generally are not recognized until they are launched against a target, CrowdStreet and any of its

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technology service providers (e.g., web hosting service providers) may be unable to anticipate these techniques or to implement adequate preventative measures.

If investors’ confidential information becomes subject to a data security breach, then CrowdStreet would need to provide any disclosures required by applicable law, which may prove costly to provide and are likely to lead to widespread negative publicity about CrowdStreet and the CrowdStreet website. Any negative publicity of this nature may cause our investors, affiliates and partners to lose confidence in the effectiveness of our data security measures. Any actual or perceived security breach would harm our reputation, potentially cause us to lose investors and could adversely affect the value of your investment in the Fund.

CrowdStreet’s privacy policies with respect to confidential information stored on the Marketplace and our systems supporting the Marketplace are set forth on the CrowdStreet website at www.CrowdStreet.com.

Risks Associated with the Investment Strategy

The Fund’s investments will be subject to the risks typically associated with investments in real estate. REITs and real estate companies are subject to risks associated with the ownership of real estate, including possible adverse changes in zoning laws, limitations on rents, the risk of casualty or condemnation losses and terrorist attacks, war or other acts that destroy real property (in addition to market risks, such as the recent events described above). Some REITs and real estate companies may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such REIT or real estate company could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. The Fund’s investments in real estate (including equity investments in real property) may be affected by any of these factors. Therefore, the Fund’s investments will be subject to the risks typically associated with real estate.

The Fund’s investment portfolio will be impacted by the performance of the commercial real estate market. Because the Fund will concentrate its investments in commercial real estate, its portfolio will be significantly impacted by the performance of the commercial real estate market and may experience more volatility and be exposed to greater risk than a diversified portfolio. The values of Portfolio Companies are expected to be affected by the risks inherent in the ownership of real estate assets, including, but are not limited to:

●	General and local economic conditions and negative developments in the business economy, the supply and demand for properties, and the financial resources of tenants;
●	Changes in building, environmental, zoning, and other laws;
●	Changes in real property tax rates;
●	Changes in interest rates and the availability of mortgage funds, which may render the purchase, sale, or refinancing of properties difficult or impracticable;
●	Environmental risks, such as cleanup costs and other liabilities from hazardous waste, mold, or indoor air pollution;
●	Uninsured casualties, acts of God (such as earthquake, tsunami, hurricane, wind, flood, epidemic), war, terrorism, nuclear accident, labor dispute, riot, and other factors that are beyond the control of the Fund and may not be insurable at reasonable cost to the full extent needed to protect the real estate or its revenue-generating capacity;
●	Development, redevelopment, and construction delays and cost overruns.

Construction and renovation is subject to risks. The Fund may make Portfolio Companies in projects whose performance depends on construction or large renovations prior to achieving stabilization of the property at target rental rates. Such projects are subject to increased risk resulting from cost overruns, labor shortages, permitting delays, availability of materials, weather and many other risks which could increase costs and delay profitable operations. Such an occurrence could delay and/or reduce a Portfolio Company’s distributions to the Fund.

The investment strategy includes investments in special situation and distressed assets that involve significant risks. The Fund may make Portfolio Companies in commercial properties that are experiencing, or are expected to

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experience, severe financial difficulties, including weak financial conditions, poor operating results, substantial financing needs, negative net worth and/or special competitive problems. Portfolio Companies of this type may involve substantial financial, legal and business risks that can result in substantial, or at times even total, losses. The severe financial difficulties of such commercial properties may never be overcome and may cause such commercial properties to become subject to bankruptcy proceedings. As such, these Portfolio Companies could subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment. Under certain circumstances, payments or distributions to the Fund may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, a preferential payment or a similar transaction under the applicable bankruptcy and insolvency laws. In addition, under certain circumstances, a lender that has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated or disallowed, or may be found liable for damages suffered by parties as a result of such actions. Further, in liquidation and other forms of insolvency and reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash, assets or a new security the value of which will be less than the purchase price paid by the Fund.

The Fund may also invest in highly leveraged commercial properties. Portfolio Companies in leveraged commercial properties involves a number of significant risks. Leveraged commercial properties in which the Fund invests may have limited financial resources and may be unable to meet their obligations under their debt securities that the Fund holds. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees that it may have obtained in connection with its investment. Smaller leveraged commercial properties also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.

Leveraged investments. The Fund will not deploy leverage in connection with its investment activities. However, the Fund will make equity investments in entities with leveraged capital structures. Although the use of leverage by Portfolio Companies in connection with their real estate operations may enhance returns, leverage also involves a high degree of financial risk and may increase the exposure of such Portfolio Companies to factors such as rising interest rates, downturns in the economy, or deterioration in the condition of the assets underlying such Portfolio Companies.

Unsuccessful real estate investments may result in poor returns. Real estate investments entail risks such as, without limitation, the risk of not correctly anticipating conditions or trends in the real estate market or misevaluating a Project Sponsor’s ability to adequately manage the business and investments of a Portfolio Company. If such events occur, they may adversely affect the value of the Fund’s investments and result in poor returns. In addition, misconduct from parties involved in a given real estate investment (such as the borrower, broker, escrow agent, appraiser, etc.) may adversely affect the value of the Fund’s investments and result in poor returns. Poor returns may negatively affect the Fund’s ability to make distributions to investors and may result in a total loss of an investor’s investment in the Fund.

Automated analytical processes used in connection with the operation of the Fund may fail to perform as intended. As part of defining the Fund’s investment universe and identifying prospective investments within the Fund’s investment objective, the Investment Manager will use automated analytical processes. Such processes have not been independently validated. As a result, the Fund will be exposed to any errors or limitations of such processes, which could result in failing to identify prospective investments for the Fund or incorrectly identifying investments for the Fund that are not within the Fund’s investment objective.

Debt incurred by a Portfolio Company increases risk. If a Portfolio Company incurs indebtedness, that indebtedness may adversely affect the Portfolio Company’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the Portfolio Company. To the extent that a Portfolio Company has or incurs indebtedness and cannot pay all of its indebtedness, the Portfolio Company may choose to make payments to its creditors, rather than to its investors, including the Fund.

Equity investments in a Portfolio Company will be subordinate to existing and future indebtedness of a Portfolio Company. The Fund expects that a significant portion of its investments will generally constitute equity interests in a Portfolio Company, not indebtedness. As such, such investments will rank junior to all indebtedness and

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other non-equity claims on the Portfolio Company, and potentially other classes of equity of the Portfolio Company, with respect to assets available to satisfy claims against the Portfolio Company, including in its liquidation. Further, the Portfolio Company’s existing and future indebtedness, and potentially other classes of equity, may restrict payment of preferred return (and any forms of current income) on Portfolio Companies in which the Fund invests. Additionally, unlike loans, where principal and interest will be payable on specified due dates, in the case of equity investments in Portfolio Companies, distributions of preferred return and common equity returns, or any forms of current income in respect of equity investments in Portfolio Companies, are expected to be payable at the discretion of the Project Sponsor of the applicable Portfolio Company.

Co-Investment risks. The Investment Company Act limits or prohibits the Fund from participating in certain transactions and co-investments with certain of its affiliates. The Fund generally will be prohibited, for example, from buying or selling any securities from or to another client of the Investment Manager or its affiliates. The Investment Company Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves jointness). The SEC has interpreted the Investment Company Act rules governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser. As a result of these restrictions, the scope of investment opportunities that would otherwise be available to the Fund may be limited.

The Fund is subject to risks of expedited transactions. Investment analyses and decisions by the Investment Manager may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities or to comply with the requirement that 90% of the Fund’s investments must be comprised of qualifying assets on each testing date. In these circumstances, the Investment Manager may not have performed thorough due diligence, resulting in making an investment that the Investment Manager would not otherwise have made. The Investment Manager often expects to rely upon information provided by Project Sponsors. No assurance can be given as to the accuracy or completeness of the information provided by Project Sponsors. Further, indemnification or other remedies may not be available to the Fund due to contractual provisions limiting such indemnification or other remedies.

The Fund may lack appropriate diversification. To the extent the Investment Manager concentrates the Fund’s investments in a particular market or a particular asset type, the Fund’s portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular market or asset type. In addition, the Fund will focus on real estate development opportunities in targeted markets. Although the Investment Manager will attempt to minimize risk, the Fund’s actual returns will be subject to numerous factors beyond the Investment Manager’s control. Because the Fund’s Portfolio Companies are expected to be concentrated within targeted markets, portfolio diversification will be less than would be possible if the Fund were to invest in a range of real estate opportunities across several markets. Such reduced diversification may increase the volatility of the Fund’s returns, and could reduce the Fund’s returns relative to diversified funds. In addition, during the early stages, the Fund may hold more concentrated positions than it otherwise would.

Real estate valuation is inherently inexact. Real estate valuation is an inherently inexact process and depends on numerous factors, all of which are subject to change. The property valuation models and methods used by the Investment Manager and/or Project Sponsors may be deficient and may increase the risk of default. Appraisals or opinions of value may prove to be insufficiently supported, and the Investment Manager’s estimate of the value of the property underlying a Portfolio Company in determining whether to make an investment may be based on information that is incorrect or on opinions that are overly optimistic. The risk of poor investment returns in such situations is increased. Poor returns may negatively affect the Fund’s ability to make distributions to investors and may result in a total loss of an investor’s investment in the Fund.

No guarantee of distributions of current income. Investors should invest in the Fund without any expectation of, and not expecting to rely on, any particular level of ongoing distributions from the Fund at any given time. Notwithstanding the Fund’s investment strategy, Investors should be prepared to not receive any cash distributions from the Fund for a period of years, and, once cash distributions are received from the Fund, Investors should not expect that distributions will continue at such level.

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Returns and loss rates on underlying investments may be uncertain. The Investment Manager will not have significant historical performance data about returns on the Portfolio Companies in which the Fund invests, and even if an abundance of data was available, historical returns are not necessarily an accurate indicator or predictor of future performance. The Investment Manager cannot predict what the long-term rates of return will be on any given Portfolio Company, which could increase or decrease as a result of factors beyond the control of the Investment Manager or other persons involved in the performance of a Portfolio Company. Such factors may include prevailing interest rates, the rate of unemployment, the level of consumer confidence, decline in property values, degradation of specific properties, the value of the U.S. dollar, energy prices, changes in consumer spending or sentiment, the number of personal bankruptcies, disruptions in the credit markets and other factors.

Delays in filling vacancies or selling real estate could adversely affect Portfolio Companies. The Portfolio Companies in which the Fund invests will hold interests in commercial properties, some of which may house tenants and incur vacancies either by the expiration of tenant leases or by the default of tenants under their leases. Some commercial properties underlying Portfolio Companies may have vacancies at the time a Portfolio Company is acquired by the Fund. Some commercial properties may be believed to be leased at the time a Portfolio Company is acquired by the Fund, when in fact the leases have been fraudulent, breached, or cancelled. If the commercial property underlying a Portfolio Company experiences tenant vacancies, or if tenants cannot be found for such commercial property at the projected rates or at all, the commercial property underlying a Portfolio Company may suffer reduced revenues, which would adversely affect the value of the associated Portfolio Company held by the Fund. In addition, the resale value of a Portfolio Company could be diminished, because the market value of a particular commercial property may depend upon the value of its cash flow, which value may be impaired as a result of tenant vacancies. Tenant vacancies or diminished market value may negatively affect returns on Portfolio Companies and subsequently adversely affect the Fund’s ability to make distributions to investors in the Fund.

The Fund’ investments may be subject to indirect or direct environmental risks. Environmental issues may affect the operation or value of the commercial property underlying a Portfolio Company. If toxic environmental contamination is discovered to exist on a commercial property underlying a Portfolio Company, such contamination might affect the viability of and returns generated by such commercial property, and the associated Portfolio Company could, in turn, be devalued or become worthless. In addition, any such contamination could give rise to potential additional liabilities of the Portfolio Company, including reporting requirements, remediation costs, fines, penalties and damages, all of which would adversely affect the value of the Fund’s Portfolio Company.

The Fund’ investments will be subject to risks of natural disasters, terrorist acts and similar dislocations. Upon the occurrence of a natural disaster such as flood, hurricane, or earthquake, or upon an incident of war, riot or civil unrest, the impacted country or region may not efficiently and quickly recover from such event, which can have a material adverse effect on the Fund’s investments and other development in such country or region. Terrorist attacks and related events can result in increased short-term economic volatility. U.S. military and related actions abroad, and terrorist actions worldwide, could have significant adverse effects on U.S. and world economies and securities markets and on the U.S. real estate market. The effects of future terrorist acts (or threats thereof), military action or similar events on the economies and securities markets of countries cannot be predicted. Such disruptions of the world financial markets could affect interest rates, ratings, credit risk, inflation, availability of borrowing and other factors relating to the Fund’s investments.

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Risks Associated with the Fund’s Structure and Terms

Reliance on the Investment Manager. Subject to the investment limitations set forth herein and applicable law, the Investment Manager has complete discretion with respect to the Fund’s portfolio. The Investors will not make decisions with respect to the management, disposition or other realization of any investment made by the Fund, or other decisions regarding the Fund’s business and affairs. The Investment Manager will have sole discretion over the investment of the funds committed to the Fund as well as the ultimate realization of any profits. The Investors will not have the opportunity to evaluate the relevant economic, financial and other information that will be utilized by the Investment Manager in its selection of investments. As such, the pool of funds in the Fund represents a blind pool of funds. Investors in the Fund will be relying on the Investment Manager to identify, structure, and implement investments consistent with the Fund’s investment objectives and policies and to conduct the business of the Fund as contemplated by this Memorandum. The Investors will not make decisions with respect to the management, disposition or other realization of any investment made by the Fund, or other decisions regarding the Fund’s business and affairs.

The Fund is newly formed with no operating history, and past investment performance is not indicative of the Fund’s future investments. The Fund is newly formed and therefore has no operating history on which prospective investors may base an evaluation of likely performance. While the Investment Manager intends for the Fund to make investments that have estimated returns commensurate with the risks undertaken, there can be no assurance that targeted results will be achieved. Loss of principal is possible on any given investment.

To the extent that the Investment Manager or CrowdStreet is responsible for or otherwise associated with the investment results of a prior fund or separately managed account, those results are, in any event, past results and are not necessarily indicative of future results of the Fund’s investments. Any such prior funds or separately managed accounts may have benefited from investment opportunities and general market conditions that may not repeat themselves, including the availability of debt capital on attractive terms. The Fund may not be able to achieve the same returns or profitable investment opportunities or deploy or return capital as quickly as any such prior funds, and favorable market conditions may not arise. There can be no assurance that any of the Fund’s investments will perform as well as any past investments of any such prior funds.

The Fund’s investments will be illiquid, long-term investments with limited transferability. The Fund expects that there will be no secondary or public market for the Portfolio Companies in which the Fund will invest. The Fund’s investments may generate current income, but the return of capital and the realization of gains to investors, if any, from an investment will generally occur only upon the partial or complete disposition or refinancing of the property underlying such investment. Further, the Fund does not expect that it will have any ability to determine when and if a disposition or refinancing of a property will occur, subjected to the limitations of the offering documents for each deal. While an investment may be realized at any time, it is not generally expected that this will not occur for several years after the investment is made. Dispositions of investments may also be subject to contractual limitations on transfer, the desire to minimize or delay transfer or taxes, or other restrictions that would interfere with the subsequent disposition of such investments or adversely affect the terms that could be obtained upon any disposition thereof. Typically, Portfolio Company investors such as the Fund are prohibited from selling, assigning, or transferring their assets without the prior written consent of the issuer. As a result, there is a significant risk that the Fund may be unable to realize its investment objectives by sale or other disposition at attractive prices or will otherwise be unable to complete any exit strategy.

Shares in the Fund will be subject to transfer restrictions. Applicable securities laws impose restrictions upon the transferability of Shares. There is no public or other market for the Shares, and it is not expected that such a market will develop. Redemption of Shares by Investors will not be permitted.

Economic interest of the Investment Manager. Investors are required to pay Management Fees, Investor Servicing Fees and reimbursable expenses to the Fund, regardless of whether the Fund experiences net profits or net losses in a particular year or over the term of its constituent investments. Among other things, this arrangement may incentivize the Investment Manager to maintain the existence of the Fund (or to defer causing the Fund to dispose of portfolio assets) for the purpose of maintaining the payment of Management Fees and the Investor Servicing Fees. Because the Investment Manager will not receive a percentage of the profits of the Fund and will not make a capital

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contribution to the Fund, the Investment Manager may lack the financial incentive or risk aversion that the Investment Manager would have if it received allocations and distributions on a basis identical to that of the Investor.

Term. Unless otherwise set forth in the Bylaws, the Fund will have no set term. As such, the Investment Manager will have complete discretion regarding when to dispose of the Fund’s assets and begin its liquidation and winding-down period, subject to the completion of a Portfolio Company’s life cycle. The Fund seeks to deploy the net proceeds of the Fund’s offering within twelve (12) months of the final closing. The Fund seeks to structure its holdings such that the final asset is liquidated within 5 to 7 years after the Initial Closing, but there can be no assurance that this can be achieved. The other risk factors described in this Memorandum, such as market conditions and natural disasters, can materially delay the Fund’s ability to deploy capital during the expected time frame and can materially delay a Project Sponsor’s ability to complete the Portfolio Company’s life cycle. The Fund will not have control over the Portfolio Company's operations or decisions and will not be able to force a the sale of the underlying real estate assets. If the Fund is unable to fully realize all of its investments during the anticipated Fund term, the Fund may be unable to sell the Portfolio Company or distribute its interest among the Investors. In that event, the Fund may be required to continue its term beyond the expected period. In addition, the Fund’s liquidation and winding-up period may extend for a substantial period of time due to other contingent liabilities associated with the Portfolio Companies. Accordingly, prospective investors must be prepared to continue to hold their Shares for an extended period even following the Fund’s sale of its assets.

The Fund may make investments which may not be realized prior to the date the Fund begins its liquidation and winding-down period. The Fund may attempt to sell, distribute, or otherwise dispose of investments at a time which may be disadvantageous, and as a result, the price obtained for such investments may be less than that which could have been obtained if the investments were held for a longer period of time. Moreover, the Fund may be unsuccessful in realizing investments at the time of the Fund’s liquidation and winding-down period. There can be no assurance that the winding down of the Fund and the final distribution of its assets will be able to be executed expeditiously.

Reserves. In managing the Fund, the Investment Manager will establish reserves for operating expenses, Fund liabilities, and other matters. Estimating the amount necessary for such reserves will be difficult. Inadequate or excessive reserves could have a material adverse effect upon the investment returns to the Investors of the Fund. For example, if reserves are inadequate, the Fund may be unable to take advantage of attractive follow-on or other investment opportunities or to protect its existing investments from dilutive or other punitive terms associated with a “pay-to-play” or similar investment round. If reserves are excessive, the Fund may not otherwise have adequate capital available to invest in attractive investment opportunities or may hold unnecessary amounts of capital in money market or similar low-yield accounts.

In-kind distributions. The Investment Manager expects in most instances to cause the Fund to make distributions to the Investors in cash, but retains the discretion to make distributions of securities in kind to the Investors to the extent permitted under applicable law. There can be no assurance that securities distributed in kind will be readily marketable or salable, and Investors may be required to hold such securities for an indefinite period and/or may incur additional expense in connection with any disposition of such securities. If the Fund ultimately receives distributions in kind indirectly from any of the Portfolio Companies, it may incur additional costs and risks in connection with the disposition of such assets or may distribute such assets in kind to the Investors who may incur such costs and risks.

The definitive terms and conditions of the Bylaws are not all described in this Memorandum. The Bylaws contain highly detailed terms and conditions, many of which are not described fully (or at all) in this Memorandum. In all cases, the Bylaws will supersede this Memorandum. Prospective investors are urged to carefully review the Bylaws, and must also be aware that, pursuant to the rules governing amendments set forth in the Bylaws, certain types of amendments to the Bylaws may be adopted with the consent of less than all Investors.

Risks Generally Associated with Investments in Securities and Private Investment Funds

Suitability. Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are

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capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Shares to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness. Investors with questions as to the suitability of an investment in the Fund should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

Investors will lack control of the Fund and will have limited voting rights. The Fund will be managed by the Investment Manager. Investors will have no right or power to take part in the management of the Fund and will have no effective means of influencing day-to-day actions of or in the conduct of the affairs of the Fund. Except for the limited rights set forth in the Bylaws, investors holding Shares in the Fund have no governance, control or voting rights. Investors holding Shares in the Fund also have no right to remove the Investment Manager, except under limited circumstances.

There is no assurance that the Fund will be able to achieve its investment objectives, as a result of which you may lose some or all of your investment. All investing activities risk the loss of capital. While the Fund will attempt to moderate these risks, there can be no assurance that the Fund will be successful, or that investors will not suffer significant losses. No guarantee or representation is made that investment objectives of the Fund will be achieved. You should not subscribe unless you can readily bear the consequences of such loss.

Failure to raise enough capital to execute the investment program. The Investment Manager will have discretion to determine the amount of Subscription Amounts accepted from Investors. Moreover, the Investment Manager may be more, or less, successful than anticipated in raising capital for the Fund. As a consequence, the total amount of Subscription Amounts made to the Fund may be more or less than any target amount specified by the Investment Manager in this Memorandum. Any such deviation may have a material impact upon the operations of the Fund. In particular, if the total Subscription Amounts to the Fund are less than targeted, the Fund’s investment program may be impaired. Nevertheless, prospective Investors may not rely upon any expectation that total Subscription Amounts to the Fund will match any specified target amount.

There are risks of Investors not receiving any distributable cash. There can be no assurance that the Fund will be a profitable operation, or that Portfolio Companies will be able to avoid losses, or that cash from the Fund’s investments will be sufficient to enable distributions to investors. The Fund will have no source of funds from which to pay distributions to investors other than income and disposition proceeds generated by its investments.

The Fund will face substantial competition for suitable investments. The Fund will be competing for investments with many other real estate investment vehicles, as well as individuals, operating companies, financial institutions (such as real estate investment trusts, mortgage banks, pension funds and real estate operating companies) and other institutional investors. Consequently, it is possible that competition for appropriate investment opportunities may increase, thus reducing the number of investment opportunities available to the Fund and adversely affecting the terms upon which investments can be made. There can be no assurance that investments of the type in which the Fund may invest will continue to be available for the Fund’s investment activities or that available investments will meet the Fund’s investment criteria. Further, to the extent suitable investments are available, there can be no assurance that if such investments are made, the objectives of the Fund will be achieved.

The Fund’s investments will be subject to risks from general economic and market conditions. The real estate industry generally and the success of the Fund’s investment activities will both be affected by general economic and market conditions, as well as by changes in laws, and national and international political and socioeconomic circumstances. These factors may affect the level and volatility of asset values and the liquidity of the underlying real estate , which could impair the Fund’s profitability or result in losses. In addition, general fluctuations in interest rates may affect the value of the Fund’s investments. A sustained downturn in the United States or global economy (or any particular segment thereof) could adversely affect the Fund’s profitability, impede the ability of the Fund’s portfolio to perform under or refinance their existing obligations and impair the ability of sponsors to effectively sell or refinance the underlying real estate on favorable terms.

The Fund is subject to risks related to pandemic. Volatility in regional economies and global stock markets related to the coronavirus disease or another pandemic or public health crisis may have a material adverse effect on

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the value and liquidity of the Fund’s investments. The real estate industry generally, and commercial real estate in particular, may be affected by a pandemic, which may in turn adversely affect the success of the Fund’s investments. Contractual and statutory provisions may result in rent relief for tenants or trigger tenant termination rights, resulting in loss of income for commercial properties underlying Portfolio Companies. Commercial real estate service providers and real estate construction projects may experience a shortage of needed supplies or delivery delays in needed supplies, which could delay or impair the income-earning potential of such commercial properties. Demand for commercial real estate may decline substantially, and such effects may persist indefinitely. These factors, as well as currently unidentified pandemic-related impacts on the real estate market, may have a material adverse effect on the success of the Fund.

Risks Related to Conflicts of Interest

You should be aware that there may be occasions when the Fund and its affiliates will encounter potential conflicts of interest in connection with the Fund’s activities. The below discussion enumerates certain actual and potential conflicts of interest that should be carefully evaluated before making an investment in the Fund. By acquiring Shares, you will be deemed to have acknowledged the existence of such actual and potential conflicts of interest and to have waived, to the fullest extent allowable by law, any claim with respect to the existence of any such conflict of interest.

Project Sponsors will provide compensation to CrowdStreet. CrowdStreet may be compensated by Project Sponsors for access to the Marketplace and the use of CrowdStreet’s technology and services. Indirectly, this compensation is used to fund employee compensation, including employees of CrowdStreet and its affiliates who perform services for the Investment Manager. Such compensation may create concern that the investment activities of these personnel could favor the interests of CrowdStreet at the expense of the Investors.

Transactions with and payment of fees to CrowdStreet Affiliates. CrowdStreet Affiliates charge Project Sponsors technology and services fees, and may charge Project Sponsors placement fees in the future. These are referred to in this Memorandum as CrowdStreet Fees. While such services are provided at market rates negotiated with unaffiliated Project Sponsors, the use and selection of affiliated entities by the Investment Manager create conflicts of interest in that the Investment Manager may benefit from such arrangements and will be disincentivized from entering into agreements with unaffiliated entities. The Project Sponsors may capitalize or expense some or all of the CrowdStreet Fees, as well as fees charged by other service providers who are not affiliated with CrowdStreet, in the real estate project underlying the Portfolio Company. CrowdStreet Fees and other service provider fees increase a Portfolio Company’s expenses, which may reduce cash available for distributions to investors, including the Fund. The net impact of CrowdStreet Fees on the expenses of the Portfolio Company will vary based on numerous factors, as will the impact on the Fund’s performance, which the Fund estimates to range from 0.0% to 1.0% of Average Net Assets (annualized).  In the unlikely event that a CrowdStreet Affiliate charges a Project Sponsor fees for services that overlap with services to be provided by the Investment Manager to the Fund in connection with the Investment Manager’s fees, the Investment Manager will reduce the amount of the Investor Servicing Fees charged to the Fund by an amount equal to the CrowdStreet Fees paid by the Project Sponsor for such overlapping services.

Fees paid by Project Sponsors to access the Marketplace may present conflicts of interest. The existence of the Fund and its ability to invest in Portfolio Companies on the Marketplace is one factor that may make the Marketplace more attractive to sponsors seeking means for raising capital. Because CrowdStreet receives compensation from sponsors (or investment vehicles) who publish their offerings on the Marketplace for the use of CrowdStreet’s technology and services, CrowdStreet will indirectly benefit from any increased interest in the Marketplace caused by the operation of the Fund.

Conflicts relating to the purchase and sale of investments; no obligation to offer any particular investment opportunity to the Fund. The Investment Manager and its affiliates sponsor and manage other funds and expect to form additional other funds in the future. Such other funds have and will have an investment strategy and objective that overlaps in whole or in part with that of the Fund. In addition, the Investment Manager may offer investment opportunities to persons other than the Fund or another fund. As a result, such other funds will, and such persons may, make certain investments that are appropriate for the Fund, and the Fund may receive a smaller allocation, or no allocation at all, of any such investment.

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Subject to investment allocation requirements applicable to other funds, investment opportunities will be allocated among the Fund and such other funds in a manner that the Investment Manager and the applicable investment adviser or general partner of such other funds believe, in their sole discretion, to be appropriate given the factors they believe to be relevant. As a result, the Investment Manager will have no obligation to offer any particular investment opportunity to the Fund, and the Investment Manager may offer investment opportunities in accordance with the foregoing to the exclusion of the Fund or cause the Fund to make an investment that others determine not to make. As a result, the Fund may receive a smaller allocation, or no allocation at all, of any such investment and the Fund may be left with less attractive investment opportunities as a result of this conflict.

The terms of the engagement by the Fund of the Investment Manager and its affiliates may not be negotiated at arm’s-length. The Investment Manager and its affiliates are entitled to significant compensation. None of this compensation was or will be determined by arms’-length negotiations. Additionally, certain (i) service providers (or their affiliates), including investment consultants, administrators, lenders, brokers, attorneys, other consultants, and investment banking firms to the Fund; (ii) Investors; (iii) tenants of a property owned or partially owned by individual the Fund investors, or to which such investors serve as a lender or otherwise hold an equity interest; (iv) joint venture partners; (v) investors or shareholders in CrowdStreet; and (vi) other parties (collectively, “Relationship Parties”), may have had, or currently or in the future have, relationships with, provide goods or services to, or otherwise transact with CrowdStreet, the Investment Manager, or the Fund, amongst themselves, or with other organizations with which CrowdStreet employees, consultants, or contractors have been, are, or will be affiliated. The Fund may, in its sole discretion of the Investment Manager, conduct business with such Relationship Parties, and without any notice or disclosure thereof to Investors. These arrangements may not be at arm’s-length and may create a potential conflict of interest for the Investment Manager or one or more Fund Managers in deciding whether to select a Relationship Party to transact with the Fund. The Fund may engage the same Relationship Parties that are now or that have previously transacted with CrowdStreet Affiliates. In some cases, Relationship Parties may provide discounts in connection with transactions for one or more CrowdStreet Affiliates. There can be no guarantee that the Fund or any of its investments will receive the most beneficial terms offered by any particular Relationship Party. More favorable terms offered by Relationship Parties for certain work may influence CrowdStreet or the Investment Manager in deciding whether to select such Relationship Party to transact with CrowdStreet Affiliates.

The Investment Manager may organize, manage or otherwise engage in other investment funds or ventures while managing the Fund. The Investment Manager or its affiliates may at any time hereafter organize, manage, serve as an Investment Manager of, or serve as the primary source of transactions for, investment portfolios or other funds, including the Fund, with different or the same investment objectives, asset classes and strategies (each, a “New Venture”). Neither the Investment Manager nor its affiliates will be restricted from participating in any New Venture, even though such activities may be in competition with the Fund or may involve substantial time and resources. The Investment Manager is not obligated to offer to the Fund or any Investor thereof an interest in any New Venture or the right to co-invest in any investment opportunity of any New Venture. Affiliates of the Investment Manager may have investments or business interests in New Ventures. The Investment Manager may provide advisory services to other clients. These relationships could be viewed as creating a conflict of interest in that the time and effort of the Investment Manager and their principals and employees will not be devoted exclusively to the business of the Fund but will be allocated between the business of the Fund and the management of the monies of other advisees and other business activities in which they engage.

Personnel working on behalf of the Investment Manager will devote such time as may be necessary to conduct the business affairs of the Investment Manager and the Fund in an appropriate manner. However, agreements between the Fund and investors do not impose any specific obligations or requirements concerning the specific amount of time or resources devoted to the affairs of the Fund. The Investment Manager (and CrowdStreet) personnel will work on behalf of multiple funds and may also perform services for CrowdStreet, the Marketplace, or other CrowdStreet affiliates and, therefore, conflicts may arise in the allocation of personnel and their time.

The Investment Company Act limits or prohibits the Fund from participating in certain transactions and co-investments with certain of its affiliates. The Fund generally will be prohibited, for example, from buying or selling any securities from or to another client of the Investment Manager or its affiliates. The Investment Company Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction

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involves jointness). If a person acquires more than 25% of the Fund’s voting securities, the Fund generally will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons. Similar restrictions limit the Fund’s ability to transact business with its officers or Independent Directors or their affiliates. The SEC has interpreted the Investment Company Act rules governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser. As a result of these restrictions, the scope of investment opportunities that would otherwise be available to the Fund may be limited.

Employees, investment consultants, partners and affiliates, officers, and directors affiliated with CrowdStreet, the Investment Manager, and the Fund will be entitled to certain rights of exculpation and indemnification for liabilities incurred in connection with the affairs of the Fund. The Bylaws contain provisions that relieve the Investment Manager and Fund Managers of liability for certain acts or omissions. For example, the Investment Manager and Fund Managers generally will not be liable to the Investors or the Fund for acts or omissions that constitute ordinary negligence. Under certain circumstances, the Fund may even indemnify the Investment Manager and Fund Managers against liability to third parties resulting from such acts or omissions.

Furthermore, the Investment Manager is structured as a limited liability company, and the sole member of the Investment Manager generally will not be liable for the Investment Manager’s debts and obligations. In consequence, Investors may have little or no recourse to the assets of the member of the Investment Manager even if the Investment Manager breaches a duty to the Investors or to the Fund.

Notwithstanding any applicable provisions of the Bylaws, Investors may have, or be entitled to, rights, claims, causes of action or remedies that cannot be waived or forfeited under applicable law. In particular, Investors should consult with their own legal counsel before concluding that any particular claims against the Investment Manager or its beneficial owners have been waived or forfeited by virtue of the Bylaws or otherwise.

Legal counsel to the Fund and the Investment Manager does not also represent the Investors. Documents relating to the Fund, including the Subscription Agreement to be completed by each investor as well as the Bylaws, will be detailed and often technical in nature. Curtis, Mallet-Prevost, Colt & Mosle LLP (“Curtis”) will represent the interests solely of the Investment Manager, the Fund and CrowdStreet and will not represent the interests of any investor. In the event of a conflict between the interests of the Fund, the Investment Manager, the Fund, and CrowdStreet, Curtis can be expected to represent the interests of the Investment Manager. In its subscription agreement each investor will be required to waive any actual or potential conflicts of interest between such investor and Curtis. Accordingly, each investor is urged to consult with its own legal counsel before investing in the Fund or making any other decisions regarding Fund matters.

In advising as to matters of law (including matters of law described in this Subscription Agreement), Curtis has relied, and will rely, upon representations of fact made by the Investment Manager and other persons. Such advice may be materially inaccurate or incomplete if any such representations are themselves inaccurate or incomplete. Curtis generally has not undertaken and will not undertake independent investigation with regard to such representations. Curtis’ representation of the Investment Manager and the Fund is and will be limited to specific matters and will not address all legal or related matters that may be material to the Investment Manager or the Fund. Moreover, Curtis has not undertaken to monitor the compliance of the Investment Manager or the Fund with any laws, regulations, agreements or other matters. It will be the responsibility of the Investment Manager to monitor such compliance and to obtain the advice of counsel as the Investment Manager deems necessary or appropriate.

Further, Curtis may represent the Investment Manager or CrowdStreet and its affiliates from time to time in a variety of different matters, and does not represent the interests of any Investor or the Investors as a group. The Fund will generally engage common legal counsel to represent the Fund and its affiliates in a particular transaction. Although separate counsel may be engaged from time to time in the sole discretion of the Investment Manager, the Investment Manager believes that the time and cost savings and other efficiencies and advantages of having a common counsel for the funds usually outweigh the disadvantages.

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Risks Related to Third Parties

The success of the Fund is dependent on the performance of the Project Sponsors and other third parties over which the Fund has no control. The Fund expect that Project Sponsors will be responsible for various management functions that are essential to the success of the Portfolio Companies, including property marketing and leasing rates, payment of bills, maintenance of insurance, and property management generally. Poor management on the part of a Project Sponsor could adversely affect the financial performance of a particular Portfolio Company or expose it to unanticipated operating risks, which could reduce the underlying property’s cash flow and adversely affect the value of the Fund’s Portfolio Company.

In addition, the success of each Portfolio Company is dependent on the performance of third parties, such as developers, lenders, borrowers, etc. These third parties are solely responsible for operating their respective businesses, and their poor management or poor financial condition, or their engagement in illegal or otherwise ill-advised activities, could adversely affect the performance of a Portfolio Company or expose a Portfolio Company to unanticipated operating risks. If a third party’s ability to render services, make payments, or otherwise perform obligations in respect of a Portfolio Company is adversely affected, the expected payments or distributions on a Portfolio Company in that Portfolio Company may be reduced, if received at all.

Portfolio Companies may depend on third parties with limited to no operating history. The Project Sponsors and management teams of the various key actors on which Portfolio Companies rely, including any lenders and borrowers associated with the Portfolio Companies, may lack experience in the types of actions they engage in on behalf of the Portfolio Companies. For example, Project Sponsors may be required to obtain insurance on property tied to a Portfolio Company, but may be unable to do so at competitive rates for lack of knowledge and experience or due to providers charging higher rates to those with limited operating history. In these cases, operations of a Portfolio Company will be subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of business plans, successful completion of construction work, and other related real estate business activities.

The Investment Manager relies on information provided by third parties. The Investment Manager relies on information provided to it by third parties, such as developers, lenders, borrowers, Project Sponsors, appraisers, title agencies, escrow companies, data providers, machine-learning systems, etc., in its underwriting and vetting of potential investments. That information may be incomplete, inaccurate or intentionally false. For example, Project Sponsors provide a variety of information to the Investment Manager regarding their management of Portfolio Companies. When the Investment Manager evaluates a potential Portfolio Company for investment, some of this information may be included in the listing for the applicable Portfolio Company. Information provided by third parties may be incomplete, inaccurate, intentionally false or may misrepresent the intentions of the third parties. The Investment Manager makes attempts to verify some of the information provided to it by third parties, but, as a practical matter, cannot verify all of it. Typically, when the Fund makes a Portfolio Company, the Fund’s primary assurances that the financing proceeds will be properly spent by the third party are the contractual covenants agreed to by that third party. Though the Investment Manager or its affiliates performs due diligence on developers, lenders, borrowers and other relevant actors that the Investment Manager works with, the Fund may lose all or a portion of its Portfolio Company if any of these people or any other third party supplies false, misleading or inaccurate information.

Investors do not have recourse against Project Sponsors, other managers or owners of Portfolio Companies, or third-party service providers of Portfolio Companies. By investing in the Fund, an Investor will not have privity of contract or any other legal relationship with any manager, owner, Project Sponsor or other third party involved with the Portfolio Companies in which the Fund invests, or any direct interest in the Fund’s Portfolio Companies. These restrictions limit the ability of an Investor to take action in the event of default or other issue related to the Fund’s investments, and require an Investor to rely solely on the Investment Manager’s efforts for such purposes.

Portfolio Companies may rely on third-party property managers and leasing agents for effective operations. The Fund expect that, in some instances, lenders, borrowers and other sponsors of Portfolio Companies will rely on third party property managers and leasing agents. The third party property managers will have significant decision-making authority with respect to the management of the Portfolio Companies. The Investment Manager’s ability to direct and control how a Portfolio Company is managed may be limited. The Investment Manager will not

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supervise any of the property managers or leasing agents or any of their respective personnel on a day-to-day basis. Thus, the success of a Portfolio Company may depend in part on the ability of third party property managers to manage the day-to-day operations, and on the ability of leasing agents to lease vacancies, of the Portfolio Company. Any adversity experienced by the property managers or leasing agents could adversely impact the payments or other returns to the Fund on Portfolio Companies, and subsequently affect the Investment Manager’s ability to make payments or distributions to investors in the Fund.

Investments with third parties in Portfolio Companies have risks. The Fund will hold non-controlling interests in Portfolio Companies or, similarly, may co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests in certain Portfolio Companies. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals which are inconsistent with those of the Fund, or may be in a position to take action contrary to the Fund’s investment objectives. In addition, the Fund may in certain circumstances be liable for the actions of its third-party partners or co-venturers. The Fund’s ability to seek redress against a partner or manager which acts in a manner contrary to the interests of the Fund may also be limited. Investments made with third parties in joint ventures or other entities may involve carried interest and other fees payable to such third-party partners or co-venturers. Any such arrangements will result in lower returns to the Fund than if such arrangements had not existed. In addition, if the Fund and a third party or co-venturer cannot agree on decisions affecting the joint venture, it may adversely impact the investment results of the Fund. In such event, the Fund could have a diminished capacity to obtain investment opportunities, to capitalize upon relationships with co-venturers and to structure and execute its potential investments and dispositions.

The Fund’s investments will generally include equity interests in entities in which other investors also hold equity interests. The Fund will hold non-controlling interests in such entities. For example, a third party may hold the general partner (or equivalent) interest in, and therefore control, a Portfolio Company. In addition, a third party may be awarded consent rights regarding the management or sale of a Portfolio Company’s assets, including where the Fund owns a substantial interest in the Portfolio Company. Therefore, the Investment Manager generally will not have the ability to direct the management of, or decisions regarding the sale of, such a Portfolio Company. As a result of the foregoing, the Fund may have a limited ability to protect its position in a particular investment and may not be able to dispose of an investment at a time when it otherwise would have. Even absent a contractual restriction on the Fund’s ability to manage or sell a Portfolio Company on behalf of the Fund, a third party who has co-invested in a Portfolio Company alongside the Fund may determine not to sell its portion of such Portfolio Company at the same time as the Fund. This could hinder the Fund’s ability to find a buyer for such Portfolio Company or liquidate its Portfolio Company. Even if the Fund is able to find a buyer, the Fund may receive a lower price, or less favorable terms, than otherwise would have been the case.

Investing alongside another fund or other third parties will involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals which are inconsistent with those of the Fund, may cause reputational risk or harm to the Fund, or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives, or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn. Furthermore, if a co-venturer defaults on its funding obligations, the Fund may be required to make up the shortfall. The occurrence of any of the foregoing may have a material adverse effect on the Fund and its investments.

Risks Related to Compliance, Regulation, and Certain Tax Matters

CrowdStreet and the Fund’ business is subject to extensive government regulation, supervision, examination and enforcement, which could adversely affect CrowdStreet or the Fund’s business, results of operations and financial condition. The businesses of CrowdStreet, the Investment Manager, and the Fund may be subject to federal, state and local laws. Federal, state or local laws applicable to real estate investing may change from time to time in ways that cannot be foreseen, and laws that do not affect CrowdStreet, the Investment Manager, or the Fund today may affect them in the future. In addition, some of these laws are extremely rigorous. Violations or alleged

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violations of such laws could result in statutory, punitive, consequential, and actual damages and/or administrative enforcement.

CrowdStreet, the Investment Manager, and the Fund are also subject to potential enforcement, supervisions and other actions that may be brought by state attorneys general or other state and federal enforcement authorities and other governmental agencies. Any such actions could subject CrowdStreet, the Investment Manager, or the Fund to civil money penalties, customer remediation and increased compliance costs, as well as damage CrowdStreet’s, the Investment Manager’s, or the Fund’s reputation and brand and could limit or prohibit CrowdStreet’s, the Investment Manager’s, or the Fund’s ability to offer certain products and services or engage in certain business practices.

The Fund is subject to the risks relating to compliance with applicable law. Although the Fund will seek to comply with all federal, state and local lending regulations, there is no assurance that the Fund will always be compliant or that there will not be allegations of non-compliance even if the Fund was or is fully compliant. Any violation of applicable law could result in, among other things, damages, fines, penalties, litigation costs, investigation costs and even restrictions on the ability of the Fund to conduct its business.

The Fund may be adversely affected if it does not perfect an exemption from registration under federal and state securities laws.

This offering has not been registered under the Securities Act, in reliance on the exemptive provisions of Section 4(a) (2) of the Securities Act and Regulation D promulgated thereunder. Section 18(b)(4)(D) of the Securities Act, added by the National Securities Markets Improvement Act of 1996, preempts state registration of transactions in securities exempt pursuant to “rules and regulations issued by the SEC under Section 4(a)(2) of the Securities Act.” Preemption therefore applies to transactions exempt under Regulation D, but not to transactions exempt under Section 4(a)(2) alone. Because of the lack of uniformity among the state’s securities laws and their general complicated nature, the Fund has chosen not to incur the expense and burden of reviewing exemptions under each state’s laws, but rather rely on the uniform exemption provided by Regulation D.

While the Fund believes reliance on such exemption is justified, no assurance can be given that the offering currently qualifies or will continue to qualify under the exemptive provisions of Regulation D because of, among other things, the adequacy of disclosure and the manner of distribution, the timeliness of filings, the existence of similar offerings in the past or in the future, or the retroactive change of any securities law or regulation. If the Fund fails to qualify for such exemptions under U.S. federal or one or more states’ securities laws then the rescission of sales of Shares at prices higher than the current value of those Shares, thus resulting in a potentially material and adverse effect on the Fund’s performance and business, may occur. Further, even non-meritorious claims that offers and sales of Shares were not made in compliance with applicable securities laws could materially and adversely affect the Fund’s ability to conduct its business.

The Investment Manager is subject to regulation as an investment adviser under the Investment Advisers Act. The Investment Manager is currently registered as an investment adviser under the Investment Advisers Act and comparable state law. As a result, you will have the protection of the Investment Advisers Act or comparable state law based on your investments in the Fund. However, if the Investment Manager falls out of compliance with the Investment Advisers Act, it could materially and/or adversely affect CrowdStreet and its business, including the operations of the Fund.

Changes in regulation of financial institutions may affect our business. Legislative and regulatory initiatives may impose restrictions and requirements on financial institutions that could have an adverse effect on the Fund’s investment objective. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Those investigations may impose additional expenses on CrowdStreet Affiliates, may require the attention of senior Fund Managers, and may result in fines if a CrowdStreet Affiliate is deemed to have violated any regulations.

Changes in regulation of internet commerce may affect the Fund. As online commerce develops, federal and state governments may adopt new laws to regulate it, which may negatively affect the business of one or more CrowdStreet Affiliates. The cost to comply with such laws or regulations could be significant and would increase the operating expenses of one or more CrowdStreet Affiliates, and the Investment Manager may be required to pass along those costs to you and other investors in the Fund in the form of increased fees. In addition, federal and state

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governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of commercial financing, which would adversely affect the viability of the Marketplace.

Cost of complying with regulations may affect the Fund’s ability to make payments or distributions to Investors. All Portfolio Companies and the operations conducted in connection with those investments are subject to federal, state and local laws and regulations, as well oversight from independent agencies. There are various local, state and federal fire, health, life-safety, building code, zoning, environmental, and similar regulations with which lenders and borrowers may be required to comply and which may subject lenders and borrowers to liability in the form of fines or damages for noncompliance.

For example, the presence of hazardous substances on the property, or the lack of wheelchair access, can violate various laws, rules, and regulations. Violations may exist at the time the loan is funded or may arise post-funding. Certain laws, rules, and regulations may impose joint and several liability on customers, lenders, owners or operators for fines and/or the costs to investigate and remediate, regardless of fault or whether the acts causing the violations were legal.

In connection with the acquisition of Portfolio Companies, Project Sponsors may be exposed to such costs in connection with such regulations. The cost of defending against claims, of any damages or fines lenders and borrowers must pay, of compliance with regulatory requirements or of remediating any related issues could materially and adversely affect returns provided to the Fund on Portfolio Companies, which could, in turn, negatively affect the ability of the Investment Manager to make payments and distributions to investors in the Fund.

Laws intended to prohibit money laundering may require CrowdStreet or the Fund to disclose investor information to regulatory authorities. The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities and requires the Secretary of the Treasury to prescribe regulations in connection with antimony laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require CrowdStreet or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti- money laundering procedures. Such legislation and/or regulations could require CrowdStreet to implement restrictions on the transfer of the Shares. CrowdStreet reserves the right to request such information as is necessary to verify the identity of prospective investors and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the Commission. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for or transfer of the Shares may be refused.

Your investment may have adverse tax consequences. Prospective investors are urged to consult with their own tax counsel and other tax and financial advisors concerning the tax aspects of the purchase and ownership of Shares in the Fund prior to making an investment decision. The Internal Revenue Service (the “IRS”) may take different positions with respect to tax issues. The Fund will not seek rulings from the IRS with respect to any of the federal income tax considerations discussed in this Memorandum. Thus, positions to be taken by the IRS as to tax consequences could differ from positions taken by the Fund.

Investors using self-directed IRA accounts face additional risks. An investors who uses a self-directed IRA to make illiquid investments, such as an investment in the Fund, faces significant additional risks, including but not limited to liquidity risk, the risk of loss of all capital, and the risk that the investor’s advisor and/or custodian does not adequately account for suitability or tax consequences of an investment in the Fund with respect to an IRA.

Unrelated Business Taxable Income for U.S. Tax-Exempt Investors. Prospective Investors that are tax-exempt entities should consult with their own tax advisors prior to making an investment in the Fund as to potential UBTI from an investment in the Fund and other tax consequences that may apply to their particular situations.

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Distribution Risk. The Fund is required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.

Risks Related to the Fund’s Tax Status as a REIT. The Fund intends to elect to be taxed as and to qualify for treatment each year as a REIT under the Code. However, qualification as a REIT for tax purposes involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the Fund’s REIT status.

Tax Risks of Investing in the Fund. Even if the Fund qualifies and maintains its tax status as a REIT, it may become subject to U.S. federal income taxes and related state and local taxes, which would reduce the Fund’s cash flows. Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

Risks Related to the Fund’s Tax Status as a REIT. Failure to maintain its REIT status would cause the Fund to be taxed as a regular corporation, which would substantially reduce funds available for distributions to Investors.

The Fund believes that its organization, prior and proposed ownership and method of operation will enable the Fund to meet the requirements for qualification as a REIT for tax purposes. However, the Fund cannot assure Investors that it will qualify as such. This is because qualification as a REIT for tax purposes involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within Fund’s control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for tax purposes or the U.S. federal income tax consequences of such qualification.

If the Fund fails to maintain its REIT status in any taxable year, the Fund will face serious tax consequences that will substantially reduce the funds available for distributions to Investors because: (i) the Fund would not be allowed a deduction for dividends paid to shareholders in computing Fund’s taxable income and would be subject to U.S. federal income tax at regular corporate rates; and (ii) unless the Fund is entitled to relief under certain U.S. federal income tax laws, the Fund could not re-elect REIT status until the fifth calendar year after the year in which the Fund failed to maintain its REIT status.

In addition, if the Fund fails to maintain its REIT status, the Fund will no longer be required to make distributions. As a result of all these factors, the Fund’s failure to maintain its REIT status could impair the Fund’s ability to expand the Fund’s business and raise capital, and it would adversely affect the value of the Fund’s Shares. Please see the section titled Certain U.S. Federal Income Tax Considerations for a discussion of certain U.S. federal income tax considerations relating to the Fund and its Shares.

Even if the Fund maintains its REIT status, the Fund may owe other taxes that will reduce the Fund’s cash flows.

Even if the Fund qualifies for taxation as a REIT, the Fund may be subject to certain U.S. federal, state and local taxes on the Fund’s income and assets, on taxable income that the Fund does not distribute to its Investors, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent the Fund satisfies the 90% distribution requirement but distribute less than 100% of the Fund’s REIT taxable income, the Fund will be subject to U.S. federal corporate income tax on the Fund’s undistributed taxable income and gain. The Fund also will be subject to a 4% nondeductible excise tax if the actual amount that the Fund distributes to its Investors in a calendar year is less than a minimum amount specified under the Code. As another example, the Fund is subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than

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investment, for U.S. federal income tax purposes, unless the Fund complies with a statutory safe harbor or earn the gain through a taxable REIT subsidiary (a “TRS”). Further, any TRS that the Fund establishes will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to Investors.

REIT distribution requirements could adversely affect the Fund’s liquidity and may force the Fund to borrow funds during unfavorable market conditions.

In order to maintain the Fund’s REIT status and to meet the REIT distribution requirements for tax purposes, the Fund may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, the Fund may need to reserve cash (including proceeds from this offering) to satisfy the Fund’s REIT distribution requirements for tax purposes, even though there are attractive investment opportunities that may be available. To maintain its REIT status, the Fund generally must distribute to Fund’s Investors at least 90% of the Fund’s net taxable income each year, excluding capital gains. In addition, the Fund will be subject to corporate income tax to the extent the Fund distributes less than 100% of its taxable income including any net capital gain. The Fund intends to make distributions to Fund’s Investors to comply with the requirements of the Code for maintaining REIT status and to minimize or eliminate the Fund’s corporate income tax obligation to the extent consistent with the Fund’s business objectives. The Fund’s cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, limitations on interest expense and net operating loss deductibility, the creation of reserves or required debt service or amortization payments. The insufficiency of Fund’s cash flows to cover the Fund’s distribution requirements could have an adverse impact on the Fund’s ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain the Fund’s REIT status. In addition, the Fund will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by the Fund in any calendar year are less than the sum of 85% of the Fund’s ordinary income, 95% of Fund’s capital gain net income and 100% of Fund’s undistributed income from prior years. To address and/or mitigate some of these issues, the Fund may make taxable distributions that are in part paid in cash and in part paid in the Fund’s Shares. In such cases Investors may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards Fund’s distribution requirement, in which case adverse consequences could apply.

If the Fund fails to invest a sufficient amount of the net proceeds from selling the Fund’s Shares in real estate assets within one year from the receipt of the proceeds, the Fund could fail to maintain its REIT status.

Temporary investment of the net proceeds from sales of the Fund’s Shares in short-term securities and income from such investment generally will allow the Fund to satisfy various REIT income and asset requirements for tax purposes, but only during the one-year period beginning on the date the Fund receives the net proceeds. If the Fund is unable to invest a sufficient amount of the net proceeds from sales of the Fund’s Shares in qualifying real estate assets within such one-year period, the Fund could fail to satisfy one or more of the gross income or asset tests and/or the Fund could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If the Fund fails to satisfy any such income or asset test, unless the Fund is entitled to relief under certain provisions of the Code, the Fund could fail to maintain its REIT status.

If the Fund forms a TRS, the Fund’s overall tax liability could increase.

Any TRS the Fund forms will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although the Fund’s ownership of any TRSs may allow the Fund to participate in the operating income from certain activities that the Fund could not participate in without violating the REIT income tests requirements of the Code for tax purposes or incurring the 100% tax on gains from prohibited transactions, the TRS through which the Fund earns such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to the Fund; however, any dividends received by the Fund from its domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test, for tax purposes. For additional information, please see the section titled Certain U.S. Federal Income Tax Considerations – Income Tests.

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Although the Fund’s use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain the Fund’s qualification for taxation as a REIT, there are limits on the Fund’s ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize the Fund’s REIT qualification and may result in the application of a 100% excise tax.

A fund that qualifies for taxation as a REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a fund that qualifies for taxation as a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the fund that qualifies for taxation as a REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of assets of a fund that qualifies for taxation as a REIT may consist of stock or securities of one or more TRSs. The rules impose a 100% excise tax on certain transactions between a TRS and its parent fund that qualifies for taxation as a REIT that are not conducted on an arm’s-length basis. The Fund may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to the Fund but is not required to be distributed to the Fund. The Fund will monitor the value of its respective investments in any TRSs the Fund may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure the Fund’s transactions with any such TRSs on terms that the Fund believes are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that the Fund will be able to comply with the 20% TRS limitation or to avoid application of the 100% excise tax.

Dividends payable by funds that qualify for taxation as REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. Investors that are individuals, trusts and estates generally is 20%. Dividends payable by funds that qualify for taxation as REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 37% maximum U.S. federal income tax rate on ordinary income when paid to such Investors. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in funds that qualify for taxation as REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of funds that qualify for taxation as REITs, including the Fund’s Shares. However, for taxable years beginning before January 1, 2026, non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include the Fund’s dividends received by a non-corporate U.S. Investor that the Fund does not designate as capital gain dividends and that are not qualified dividend income.

Complying with REIT requirements for tax purposes may cause the Fund to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify for taxation as a REIT, the Fund must continually satisfy tests concerning, among other things, the sources of the Fund’s income, the nature and diversification of Fund’s assets, the amounts the Fund distributes to its Investors and the ownership of the Fund’s Shares. The Fund may be required to make distributions to its Investors at disadvantageous times or when the Fund does not have funds readily available for distribution. Thus, compliance with the REIT requirements for tax purposes may, for instance, hinder the Fund’s ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to the Fund and its Investors, or may require the Fund to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder Fund’s investment performance. As a fund that qualifies for taxation as a REIT, at the end of each calendar quarter, at least 75% of the value of the Fund’s assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of the Fund’s investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of Fund’s total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of Fund’s total securities can be represented by

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securities of one or more TRSs, and no more than 25% of the value of Fund’s total assets may be represented by debt instruments of publicly offered funds that qualify for taxation as REITs that are not secured by mortgages on real property or interests in real property. After meeting these requirements at the close of a calendar quarter, if the Fund fails to comply with these requirements at the end of any subsequent calendar quarter, the Fund must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing Fund’s REIT status. As a result, the Fund may be required to liquidate from the Fund’s portfolio or forego otherwise attractive investments. These actions could have the effect of reducing the Fund’s income and amounts available for distribution to Investors.

Investors may be restricted from acquiring or transferring certain amounts of the Fund’s Shares.

In order to maintain Fund’s REIT status, among other requirements, no more than 50% in value of the Fund’s outstanding Shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election for tax purposes is made. To assist the Fund in qualifying for taxation as a REIT, the Fund’s Bylaws contains an aggregate Shares ownership limit. Generally, any of the Fund’s Shares owned by affiliated owners will be added together for purposes of the aggregate Share ownership limit.

If anyone attempts to transfer or own Shares in a way that would violate the aggregate Share ownership limit (or would prevent the Fund from continuing to qualify for taxation as a REIT), unless such ownership limits have been waived by the Investment Manager, those Shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by the Fund or sold to a person whose ownership of the Shares will not violate the aggregate Share ownership limit and will not prevent the Fund from qualifying for taxation as a REIT. If this transfer to a trust fails to prevent such a violation or the Fund’s disqualification as a REIT for tax purposes, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns Shares in violation of the aggregate Share ownership limit, unless such ownership limit or limits have been waived by the Investment Manager, or the other restrictions on transfer or ownership in the Bylaws, bears the risk of a financial loss when the Shares are redeemed or sold, if the NAV of the Shares falls between the date of purchase and the date of repurchase.

Investment in “kickers”.

The Fund intends to make certain other investments through pass-through subsidiaries (with rights to receive preferred economic returns) and may invest in “kickers” with respect to certain investments that the Fund determines to hold outside of a TRS. The character of such investments for REIT tax purposes may depend on the assets and operations of the issuer, which the Fund generally will not control. Thus, no assurance can be given that any such issuer will not operate in a manner that causes the Fund to fail an income or asset test requirement. In addition, the proper treatment of certain investments, including investments through pass-through subsidiaries (with rights to receive preferred economic returns) and “kickers,” for U.S. federal income tax purposes is unclear. If the IRS were to successfully challenge the Fund’s characterization of an investment, it could adversely affect the Fund’s REIT status.

Revocation of the Fund’s qualification for taxation as a REIT may cause adverse consequences to Investors.

The Board may revoke or otherwise terminate the Fund’s REIT status election, without the approval of Investors, if it determines that it is no longer in the Fund’s best interest to qualify for taxation as a REIT. If the Fund ceases to maintain its REIT status, the Fund will not be allowed a deduction for dividends paid to Investors in computing the Fund’s taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on the Fund’s total return to Investors.

The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

The Fund may have to sell assets from time to time to fund redemption requests, to satisfy the Fund’s REIT distribution requirements, to satisfy other REIT tax requirements, or for other purposes. It is possible that the IRS

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may take the position that one or more sales of Fund’s properties may be a prohibited transaction, which is a sale of property held by the Fund primarily for sale in the ordinary course of the Fund’s trade or business. If the Fund is deemed to have engaged in a prohibited transaction, the Fund’s gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a fund that qualifies for taxation as a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that the Fund will be able to qualify for the safe harbor. The Fund does not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge Fund’s position, especially if the Fund makes frequent sales or sales of property in which the Fund has short holding periods.

Legislative or regulatory action related to federal income tax laws could adversely affect Fund’s Investors and/or the Fund’s business.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was enacted. The TCJA makes major changes to the Code, including a number of provisions of the Code that affect the taxation of funds that qualify for taxation as REITs and their stockholders. The effect of certain of the significant changes made by the TCJA is highly uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of any technical corrections with respect to the TCJA could have an adverse effect on the Fund or its Investors. Investors should consult their tax advisors regarding the implications of the TCJA on their investment in the Fund’s Shares.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in funds that qualify for taxation as REITs and similar entities. Additional changes to tax laws and regulations are likely to continue to occur in the future, and the Fund cannot assure Investors that any such changes will not adversely affect the taxation of an Investor or will not have an adverse effect on an investment in the Fund’s Shares. Investors are urged to consult with their own tax advisors with respect to the potential effect that the TCJA or other legislative, regulatory or administrative developments and proposals could have on their investment in the Fund’s Shares.

A portion of the Fund’s distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of an Investor’s investment in the Fund’s Shares and may trigger taxable gain.

A portion of the Fund’s distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of the Fund’s distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of the Fund’s distributions for a year exceeds Fund’s current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s Shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such Shares.

The Investment Manager and its affiliates have limited experience managing a portfolio of assets owned by a fund that qualifies for taxation as REIT.

Funds are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. The Investment Manager and its affiliates have limited experience managing a portfolio in the manner intended to comply with such requirements. To the extent the Investment Manager and its affiliates manage the Fund in a manner that causes the Fund to fail to qualify for taxation as a REIT, it could adversely affect the value of the Fund’s Shares.

You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of shares in the Fund (including any possible differing treatment of such shares). For a discussion of the U.S. federal income tax consequences of an investment in the Fund, see the section titled Certain U.S. Federal Income Tax Considerations.

Additional Regulatory Disclosures

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The Shares offered hereby have not been registered under the Securities Act, and may not be offered or sold in the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) unless registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. Hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act.

No U.S. federal or state securities authority has approved, disapproved, endorsed, or recommended this offering. The Shares have not been registered with or approved or disapproved by the Commission, the regulatory authority of any state of the United States or the regulatory authority of any other country, nor has the Commission or any such other regulatory authority passed upon the accuracy or adequacy of this Memorandum or any other offering materials provided in connection with the offering. Any representation to the contrary is unlawful. No independent person has reviewed or confirmed the accuracy or truthfulness of this disclosure, nor whether it is complete. Any representation to the contrary is illegal.

This Memorandum does not constitute an offer to sell or a solicitation of an offer to buy the Shares as to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Within the United States, this offering is made only to parties that are “accredited investors” within the meaning of Regulation D under the Securities Act.

This offering is made in reliance upon exemptions from the registration requirements of the Securities Act as described above. The Fund will not be obligated to register the Shares under the Securities Act in the future. There currently is no public or other market for the Shares, and the Investment Manager does not expect that any such market will develop. All of the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and therefore may not be transferred by a holder thereof unless such transfer is made pursuant to registration under the Securities Act, pursuant to an exemption therefrom, or in a transaction outside the United States pursuant to the resale provisions of Regulation S.

You should make your own decision as to whether this offering meets your investment objectives and risk tolerance level. The Shares are speculative and present a high degree of risk. Investors may be required to hold the investment, and must be prepared to bear such risk, for an indefinite period of time, and investors must be able to withstand a total loss of the amount invested. These and other important risk factors are detailed in this document.

Based upon the foregoing, each acquirer of Shares must be prepared to bear the economic risk of investment therein for an indefinite period of time. Investors are encouraged to seek independent legal, accounting, investment and tax advice regarding their individual circumstances and financial objectives in determining whether to subscribe for Shares.

The Shares are being offered subject to various conditions, including: (i) withdrawal, cancellation or modification of the offer without notice; (ii) the right of the Investment Manager to reject any subscription for Shares, in whole or in part, for any reason; and (iii) the approval of certain matters by legal counsel. Each prospective investor is responsible for its own costs in considering an investment in the Shares. Neither the Investment Manager nor the Fund has any liability to a prospective investor whose subscription is rejected or preempted.

The information set forth in this Memorandum and in any offering materials is confidential and includes trade secrets the disclosure of which would cause harm to the Investment Manager and other parties. Receipt and acceptance of this Memorandum constitutes an agreement by the recipient that this Memorandum shall not be reproduced or used for any purpose other than in connection with the recipient’s evaluation of an investment in the Shares. This Memorandum is the property of the Investment Manager and, except as held by an Investor, must be returned or destroyed upon request.

No person has been authorized to make any representations or to give any information with respect to the Fund, the Investment Manager, or the Shares, other than as contained in this Memorandum, any offering materials, the Bylaws, the Subscription Agreement to be executed by each investor, or an official written supplement to this Subscription Agreement or any offering materials approved by the Investment Manager. Prospective investors are cautioned against relying upon information or representations from any other source. Notwithstanding the foregoing, a prospective investor may rely upon written responses to its inquiries that are clearly marked by the Investment Manager as intended to be relied upon by such prospective investor.

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Prospective investors are not to construe this Memorandum or any offering materials as investment, legal or tax advice, and this Memorandum is not intended to provide the sole basis for any evaluation of an investment in the Shares. In particular, it is the responsibility of each investor to ensure that the legal and regulatory requirements of any relevant jurisdiction outside the United States are satisfied in connection with such investor’s acquisition of Shares.

Except where otherwise specifically indicated, this Memorandum speaks as of the date given above. Neither the subsequent delivery of this Memorandum nor any sale of Shares shall be deemed a representation that there has been no change in the affairs, prospects or attributes of the Fund since the date hereof. All duties to update this Memorandum or any offering materials are hereby disclaimed. Except as expressly stated to the contrary therein, any official supplement or update to this Memorandum shall be deemed to address only the specific subject matter thereof and shall not be deemed a representation that there has been no other change in the affairs, prospects or attributes of the Fund since the date hereof.

Nothing contained herein is, or should be relied upon as, a promise or representation as to the future performance of the Fund. This Memorandum contains forward-looking statements. Forward-looking statements in this Memorandum (or in any offering materials) include projections, forecasts, targeted returns, illustrative returns, estimates, beliefs and similar information and can often be identified because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes” or similar expressions that concern the Fund’s or the Investment Manager’s expectations, plans or intentions. Forward-looking statements, estimates, targets and projections with respect to such future performance set forth in this Memorandum or in any offering materials are based upon assumptions made by the Investment Manager which may or may not prove to be correct and are subject to substantial risks and uncertainties. No representation is made as to the accuracy of such forward-looking statements, estimates, targets and projections. Similarly, nothing contained herein is, or should be relied upon as, a promise or representation as to the external conditions and circumstances under which the Fund will operate (including, without limitation, overall market conditions, technology developments, strategic alliances and other matters outside the control of the Investment Manager). Overall, prospective investors must not rely upon any matters described in this Memorandum or in any offering materials that are not wholly within the control of the Investment Manager. No offering materials subject the Investment Manager to binding obligations. Only those obligations expressly set forth in a definitive agreement executed by the Investment Manager shall be binding upon the Investment Manager.

Certain of the factual statements made in this Memorandum or in any offering materials are based upon information from various sources believed by the Investment Manager to be reliable. The Investment Manager, its members and their respective affiliates have not independently verified any of such information and have no liability associated with the inaccuracy or inadequacy thereof.

Each investor that acquires Shares will become subject to the Bylaws and an applicable Subscription Agreement. In the event any terms or provisions of such Bylaws or Subscription Agreement conflict with the information contained in this Memorandum or any offering materials, such Bylaws or Subscription Agreement shall control.

NOTICE TO RESIDENTS OF FLORIDA:

The securities being offered have not been registered with the financial services commission of the Florida Office of Financial Regulation. If sales are made to five or more Florida purchasers, each such sale is voidable by the purchaser within three days after the first tender of consideration is made by such purchaser to the issuer, an agent of the issuer or an escrow agent, or within three days after availability of that privilege is communicated to such purchaser, whichever occurs later.

NOTICE TO RESIDENTS OF NEW HAMPSHIRE:

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Neither the fact that a registration statement or an application for a license has been filed with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state of New Hampshire constitutes a finding by the New Hampshire Secretary of State that any document filed under New Hampshire RSA 421-b is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the New Hampshire Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

NOTICE TO RESIDENTS IN OTHER STATES OF THE UNITED STATES:

In making an investment decision, investors must rely on their own examination of the Fund and the terms of the offering, including the merits and risks involved. The Shares have not been recommended by any United States federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the offering materials. Any representation to the contrary is a criminal offense.

Investors will not be able to redeem any of their Shares and, while Shares are generally freely transferable by Investors subject to certain restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of the Bylaws related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation, no public market for the Shares exists, and none is expected to develop in the future, and any distributions you receive may not be received for several years after your initial investment in the Fund. Investors should be aware that they may be required to bear the financial risks of their investment for an indefinite period of time.

Certain Unforeseen Risks

THE FOREGOING IS A SUMMARY OF CERTAIN SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE SHARES. THIS SUMMARY SHOULD NOT BE INTERPRETED AS A REPRESENTATION THAT THE MATTERS REFERRED TO HEREIN ARE THE ONLY RISKS INVOLVED IN THIS INVESTMENT.

With respect to these investment restrictions and other policies described in this Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Fund’s investment objective is not fundamental and may be changed without the vote of a majority of the outstanding Shares.

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MANAGEMENT OF THE FUND

Subject to the requirements of the Investment Company Act, the business and affairs of the Fund are managed under the direction of the Board. The Board has the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties. Each director on the Board (whether or not such director is an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act) of the Fund (each such director that is not an “interested person”, an “Independent Director”)) is vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the Investment Company Act that is organized under Delaware law. No director on the Board has the authority individually to act on behalf of or to bind the Fund, except within the scope of such director’s authority as delegated by the Board. The Board may delegate the management of the Fund’s day-to-day operations to one or more officers or other persons (including, without limitation, the Investment Manager), subject to the investment objective and policies of the Fund and to the oversight of the Board.

Board’s Oversight Role in Management

The Board’s role in management of the Fund is oversight and supervision of business operations on behalf of the Investors. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Investment Manager, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled quarterly meetings and between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Investment Manager’s senior managerial and financial officers, the Fund’s and the Investment Manager’s Chief Compliance Officer and portfolio management personnel. The Board’s Audit Committee, which consists of all of the Fund’s Directors who are Independent Directors, meets during its scheduled meetings, selects the independent registered public accounting firm annually, and, as appropriate, the chair of the Audit Committee maintains contact with the independent registered public accounting firm and principal accounting officer of the Fund. The Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, the Investment Manager and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the Fund. The Board’s oversight role does not make the Board a guarantor of the Fund’s investments or activities.

Board Composition and Leadership Structure

The Investment Company Act requires that at least 40% of the Fund’s Board members be Independent Directors. To rely on certain exemptive rules under the Investment Company Act, a majority of the Fund’s Board members must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the Investment Company Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, two (2) of the Fund’s five (5) directors are Independent Directors. The Chair of the Board, Sheldon Chang, is not an Independent Director. Additionally, the Board has constituted an Audit Committee. The members of the Audit Committee have designated Kevin K. Albert to chair the Audit Committee. The Board has determined that its leadership structure is appropriate in light of the specific characteristics and circumstances of the Fund, including, but not limited to: (i) the services that the Investment Manager provides to the Fund and potential conflicts of interest that could arise from this relationship; (ii) the extent to which the day-to-day operations of the Fund are conducted by the Investment Manager; (iii) the Board’s oversight role in management of the Fund; and (iv) the Board’s size and the cooperative working relationship among the Independent Directors and among all directors of the Fund.

Information About the Directors and Executive Officers

Information regarding the directors and executive officers of the Fund, including their positions with the Fund and principal occupations for the past five years, as well as the directors’ other board memberships for the past five years, is set forth in the following table. As referenced below, “Fund Complex” means two or more registered investment companies that (1) hold themselves out to investors as related companies or (2) have a common investment

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advisor or have an investment adviser that is an affiliated person of the investment adviser of any other registered investment companies. Unless otherwise indicated, the address of all persons is c/o CrowdStreet Advisors, LLC, 98 San Jacinto Blvd., 4th Floor, Austin, TX. 78701.

INDEPENDENT DIRECTORS
Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex
Kevin K. Albert (70)	March 2022 to Present	Advisory Board Member at Nettwerk Music Group (2021 – present), Advisory Board Member at Harborside Inc. (2020-Present), Managing Director at Pantheon Ventures (2010-2019)	1	2
Nancy Grady (61)	January 2022 to Present	NEGrady Consulting Services, LLC (2018 – present), Senior Vice President at Northern Trust (2012 – 2018)	1	None

INTERESTED DIRECTORS
Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex
Sheldon Chang (56) Chair of the Board	January 2022 to Present	President, CrowdStreet Advisors (2021 – present) Senior Vice President, CrowdStreet Inc. (2021 – present) Head of Product & Distribution Strategy, Artivest Inc. (2017 – 2020) Partner, Pantheon Ventures (2013 – 2017)	20	None
Thomas McDonald (39)	January 2022 to Present	Director, Investment Product Development & Portfolio Management, CrowdStreet, Inc. (2018 – present) Consulting (2017)	20	None
Kristen Howell (49)	January 2022 to Present	General Counsel & Chief Compliance Officer, CrowdStreet, Inc. and CrowdStreet Advisors (2021 – present), Partner, Chair Investment Funds Practice, Fox Rothschild, LLP (2016 – 2021)	1	None

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OFFICER(S) WHO ARE NOT DIRECTORS
Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex

Additional information about each director on the Board follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that such director possesses which the Board believes has prepared them to be effective Board members. The Board believes that the significance of each director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one director may not have the same value for another) and that these factors are best evaluated at the board level, with no single director, or particular factor, being indicative of board effectiveness. Each Board member believes that collectively the directors of the Fund have balanced and diverse experience, skills, attributes and qualifications that allow the Board to operate effectively in governing the Fund and protecting the interests of Investors. Among the attributes common to all directors of the Fund is their ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board member believes that each member satisfies this standard. Experience relevant to having this ability may be achieved through a director’s educational background; business, professional training or practice (e.g., accounting or securities), public service or academic positions; experience from service as a board member (including the Boards of other funds in the Fund Complex); and other life experiences. To assist them in evaluating matters under federal and state law, the Independent Directors are counseled by their own independent legal counsel, who participates in the Board’s meetings and interacts with the Investment Manager, and also may benefit from information provided by counsel to the Fund; both Board and Fund counsel have significant experience advising funds and fund board members. The Board has the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.

Kevin K. Albert. Kevin K. Albert is a retired investment banker. Kevin is currently managing a portfolio of personal private equity investments. Kevin also currently serves as an independent director on the boards of Harborside Inc. (ticker: HBOR), and Octavius Holdings Inc., and is the board chair of Osiris Ventures, Inc. In addition, he is on the board of a special purpose acquisition company named Achari Ventures Holding Corp. I, as well as the advisory board of Nettwerk Music Group. From 2010 until his retirement in December 2019, Kevin was a Senior Partner of Pantheon Ventures LLC and a member of its six-person Partnership Board. For most of his tenure at Pantheon, Kevin was responsible for the firm's global business development, including all product marketing and business development activities. During this time, Pantheon's assets under management increased from approximately $25 billion to approximately $50 billion. Prior to joining Pantheon, he was a Managing Director and co-founder of Elevation

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Partners, a private equity firm that made investments in market-leading consumer-tech businesses such as Facebook and Yelp. Prior to Elevation, Kevin worked in the investment banking division of Merrill Lynch & Co. for 24 years where, for most of this time, he served as a Managing Director and the Global Head of the Private Placement Group managing the market leading private equity fund placement business. From 2006 until 2017, Kevin served as an independent director on the board of Merrill Lynch Ventures, LLC, a series of private equity partnerships offered to key Merrill Lynch employees aggregating over $1.8 billion of original committed capital. From 2010 to 2015 Kevin was an independent director, chairman of the audit committee and a member of the corporate governance and nominating committee of Dover Saddlery, Inc. a publicly listed multichannel retailer of equestrian tack and riding attire prior to its purchase in a take-private transaction by a private equity firm in 2015 which he assisted with. Kevin has a BA and an MBA from the University of California, Los Angeles where he continues to be involved as the Chair of the Board of Visitors of the Economics Department.

Nancy Grady. Nancy E. Grady has worked as an independent consultant since retiring from Northern Trust in 2018 where she was a Senior Vice President, Practice Head in the Global Fund Services Division. While at Northern Trust Nancy was responsible for leading teams that performed Fund Accounting, Fund Administration for registered and unregistered funds. Prior to working at Northern Trust Nancy was a Senior Vice President at State Street Bank and Trust Company where she worked in the Mutual Funds and Institutional Fund Services Divisions as a Department Head. Nancy was Chairman of the Board of State Street’s New Hampshire Trust Company. She is currently on the Advisory Board of ETF Action. Nancy earned a BS in Accounting from Boston College.

Sheldon Chang, President, CrowdStreet Advisors, LLC. Sheldon is a financial services executive with over 30 years of experience in leading alternative investment product and distribution businesses and investment banking. Sheldon joined CrowdStreet in 2021 and is the President of CrowdStreet Advisors, is a member of CrowdStreet’s Executive Management Team and leads CrowdStreet’s Investment & Wealth Solutions (IWS) division, the firm’s investment management and advisory services, including investment funds, private managed accounts and wealth management. Sheldon also serves as a voting member of the CrowdStreet Funds Investment Committee.

Prior to joining CrowdStreet, Sheldon led over $50bn in institutional and retail offerings and product development, including corporate debt and equity and private alternative investment funds for high-net-worth investors. He was the Head of Product & Distribution Strategy at Artivest, an alternative investments fintech platform and, before that, he established the Private Wealth unit as a Partner at Pantheon Ventures, a private equity and real assets investment manager with over $50bn in AUM. Sheldon built and led the private equity, infrastructure, real assets and debt products platform at Bank of America Merrill Lynch Wealth Management, managing over 70 private alternative investment funds and $12bn in client assets. Prior to that, he was an investment banker at Merrill Lynch, UBS and Goldman Sachs serving corporate and government clients in North America, Asia and Latin America. Sheldon received his MBA from Northwestern University’s Kellogg School of Management and a BS in Economics from Cornell University.

Kristen Howell, General Counsel & Chief Compliance Officer, CrowdStreet Advisors, LLC. Kristen brings more than twenty years of legal experience in FinTech, corporate securities, and financial services. Prior to joining CrowdStreet, Kristen was a partner at Am Law 100 law firm Fox Rothschild, LLP, where she lead the firm’s national investment funds practice. Kristen has advised on hundreds of investment funds, transactions, and public and private offerings. Kristen previously served as General Counsel for a registered investment adviser with $19B in assets under management, six public mutual funds for whom she also served as an officer, and numerous sub-advised public funds. Kristen has been featured on NPR – Marketplace Tech and InsideCounsel, been quoted in Law 360 and other publications, and has spoken widely on FinTech, investments and crowdfunding. Kristen holds a BS in Political Science from Texas Christian University and a JD from The University of Colorado School of Law in Boulder.

Thomas McDonald, Director, Investment Product & Portfolio Management, CrowdStreet Advisors, LLC. Thomas McDonald is a real estate professional with over 15 years of experience in real estate and investments. Thomas leads, manages and coordinates all aspects of new investment product and service development, launch, and ongoing portfolio management for CrowdStreet’s Investment and Wealth Solutions (IWS) division. Thomas serves as a voting member of the CrowdStreet Funds Investment Committee. He joined CrowdStreet in 2018, contributing to the growth of CrowdStreet’s managed fund solutions. As of January 2022, Thomas was responsible for the development of 20 managed funds that have raised $225mm, investing across 135 commercial real estate projects with a total capitalization over $1 billion.

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Thomas started his career at Trefethen and Company, an independent financial and strategic advisory firm, where he supported the firm’s investment management and M&A service activities. Prior to CrowdStreet, Thomas consulted in the real estate industry, advising real estate operators in various capacities, including capital raising and strategy. Thomas earned a Master of Science in Finance with Honors from Georgetown University and a Bachelor of Science in Finance from Portland State University.

The directors serve on the Board for terms of indefinite duration. A director’s position on the Board in that capacity will terminate if such director is removed, resigns or is subject to various disabling events such as death or incapacity. A director of the Board may resign at any time by giving written notice to the Board. In the event of any vacancy in the position of a director on the Board, the remaining directors of the Board may appoint an individual to serve as a director of the Board. If no director remains to manage the business of the Fund, the Investment Manager may manage and control the Fund but must designate replacement directors within 60 days or dissolve the Fund.

The only standing committee of the Board is the Audit Committee. The current members of the Audit Committee are Kevin K. Albert and Nancy Grady, constituting all of the Independent Directors. Kevin K. Albert currently serves as the chair of the Audit Committee. The function of the Fund’s Audit Committee, is: (i) to oversee the Fund’s accounting and financial reporting processes, the audits of the Fund’s financial statements and the Fund’s internal controls over, among other things, financial reporting and disclosure controls and procedures; (ii) to oversee or assist in Board oversight of the integrity of the Fund’s financial statements, and the Fund’s compliance with legal and regulatory requirements; and (iii) to approve, prior to appointment, the engagement of the Fund’s independent registered public accounting firm and review the independent registered public accounting firm’s qualifications, independence and performance.

The following table sets forth the dollar range of ownership of equity securities of the Fund and other registered investment companies overseen by each director within the Fund Complex, in each case as of December 31, 2021. The directors on the Board are not required to invest in the Fund.

Name of Director	Dollar Range of Equity Securities of the Fund	Aggregate Dollar Range of Equity Securities of All Registered Investment Companies Overseen by the Director in the Fund Complex
Sheldon Chang		$300,000

As of December 31, 2021, none of the Independent Directors or their immediate family members owned beneficially or of record securities of the Investment Manager or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Investment Manager.

Director Compensation

Name and Position with Fund	Aggregate Compensation from the Fund*	Total Compensation from the Fund and Fund Complex Paid to Directors*
Kevin K. Albert, Director	$25,000	$25,000
Nancy Grady, Director	$25,000	$25,000

*	Estimated for the fiscal year ending December 31, 2022.

The Independent Directors are paid by the Fund an annual retainer of $25,000. All directors on the Board are reimbursed for their reasonable out-of-pocket expenses. The directors on the Board do not receive any pension or retirement benefits from the Fund.

Investment Management Agreement

Pursuant to the Investment Management Agreement, the Investment Manager is responsible, subject to the supervision of the Board, for (a) providing investment advice to the Fund in respect of the investment of the Fund’s assets, (b) investigating, structuring, negotiating, and advising the Fund with respect to potential investments and realization opportunities, and (c) managing the day-to-day operations of the Fund. The Investment Management Agreement is subject to approval by the Fund’s full Board (including a majority of the Independent Directors. The Investment Management Agreement is terminable without penalty, on 60 days’ prior written notice by the Board or by the

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Investment Manager. The Investment Management Agreement also provides that it will terminate automatically in the event of its “assignment” (as defined in the Investment Company Act). After an initial term that will expire two years after the Fund commences investment operations, the Investment Management Agreement will continue in effect from year to year if its continuance is approved annually by either the Board or the vote of a majority of the outstanding voting securities of the Fund, provided that, in either event, the continuance also is approved by a majority of the Independent Directors by vote cast in person at a meeting (or as otherwise permitted by applicable law or regulatory relief) called for the purpose of voting on such approval.

In consideration of the advisory services provided to the Fund by the Investment Manager, the Fund pays to the Investment Manager an annual “Management Fee,” quarterly in advance, equal to one and a half percent (1.50%) per annum of the Fund’s NAV; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Management Fee that would have been paid had such Investors subscribed at the Initial Closing. Additionally, in consideration of administrative services provided to the Fund by the Investment Manager, the Fund pays to the Investment Manager and annual “Investor Servicing Fee,” quarterly in advance, equal to one half percent (0.50)% per annum of the Fund’s NAV; provided that to the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Investor Servicing Fee that would have been paid had such Investors subscribed at the Initial Closing. The administrative services provided by the Investment Manager include, without limitation, asset valuation and ongoing reporting to investors, engaging and coordinating service providers of the Fund, reviewing the adequacy and effectiveness of the Fund’s and certain services providers’ policies and procedures, managing distributions to Investors and maintain records of the Fund. The Investor Servicing Fee may be used by the Investment Manager to pay placement agent fees, commissions or other brokerage fees relating to the offering and sale of Shares. The Management Fee and the Investor Servicing Fee may be paid out of current income, proceeds from the disposition of Portfolio Companies, and any other sources of cash available to the Fund, and payment may be deferred in the sole discretion of the Investment Manager for any reason or no reason at all.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Investment Manager and any director, officer, member or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services under the Investment Management Agreement. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund of the Investment Manager, or any director, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the Fund, as the case may be, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

A discussion of the basis for the Board’s approval of the Investment Management Agreement will be set forth in the Fund’s annual report to Investors for the fiscal year ending December 31, 2022.

Portfolio Manager Compensation

The Portfolio Managers manage, or are affiliated with, other accounts in addition to the Fund, including other pooled investment vehicles. Because the Portfolio Managers manage assets for other investment companies, pooled investment vehicles, and/or other accounts (collectively “Client Accounts”), or may be affiliated with such Client Accounts, there may be an incentive to favor one Client Account over another, resulting in conflicts of interest. For example, the Investment Manager may, directly or indirectly, receive fees from Client Accounts that are higher than the fee it receives from the Fund, or it may, directly or indirectly, receive a performance-based fee on a Client Account. In those instances, the Portfolio Managers may have an incentive to not favor the Fund over the Client Accounts. The Investment Manager has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

The Portfolio Managers’ compensation is comprised of a fixed annual salary and bonus (or fixed monthly fee) paid by the Investment Manager’s parent company and not by the Fund.

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The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s Portfolio Managers and assets under management in those accounts, as of January 31, 2022. None of the accounts charge any performance-based advisory fees.

Portfolio Manager	Registered Investment Companies		Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed
Jack Chandler	0	$0	20	$226m	None	N/A
Sheldon Chang	0	$0	20	$226m	None	N/A
Ian Formigle	0	$0	20	$226m	None	N/A
Charles George	0	$0	20	$226m	None	N/A
Thomas McDonald	0	$0	20	$226m	None	N/A

____________________

None of the Fund’s Portfolio Managers beneficially owns any Shares of the Fund.

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CODES OF ETHICS

Each of the Fund and the Investment Manager has adopted a code of ethics under Rule 17j-1 under the Investment Company Act (collectively the “Codes of Ethics”). Rule 17j-1 and the Codes of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Codes of Ethics permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Fund. Under the Codes of Ethics, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Codes of Ethics are available on the EDGAR database on the SEC’s website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

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PROXY VOTING POLICIES AND PROCEDURES

In the Portfolio Companies do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Fund may receive notices or proposals from one or more Portfolio Companies seeking the consent of or voting by holders (“proxies”). The Fund has delegated any voting of proxies in respect of portfolio holdings to the Investment Manager to vote the proxies in accordance with the Investment Manager’s proxy voting guidelines and procedures. In general, the Investment Manager believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund.

The Investment Manager generally will vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors. The Investment Manager generally will vote in favor of management or investor proposals that the Investment Manager believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors. On non-routine matters, the Investment Manager generally will vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund. In exercising its voting discretion, the Investment Manager will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Investment Manager, the Investment Manager will make written disclosure of the conflict to the Independent Directors indicating how the Investment Manager proposes to vote on the matter and its reasons for doing so.

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FEES AND EXPENSES

The Investment Manager bears all of its own costs incurred in providing investment advisory services to the Fund. As described below, the Fund bears all expenses incurred in the business and investment program of the Fund. The Investment Manager also provides, or arranges at its expense, for certain management and administrative services for the Fund. Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

Fees

Subject to the Expense Limitation Agreement described below, the Fund pays to the Investment Manager quarterly in advance: (a) the Management Fee at an annual rate of 1.50% of the NAV; and (b) the Investor Servicing Fee at an

annual rate of 0.50% of the NAV. To the extent the Fund accepts subscriptions from Investors after the Initial Closing, the Fund will pay to the Investment Manager the Management Fee and Investor Servicing Fee that would have been paid had such Investors subscribed at the Initial Closing. Fees may be paid out of current income, proceeds from the disposition of Portfolio Companies, and any other sources of cash available to the Fund. Payment may be deferred in the sole discretion of the Investment Manager for any reason or no reason at all.

Expenses

Subject to the Expense Limitation Agreement described below, the Fund (and, thus, indirectly Investors) shall bear all of its own Fund Expenses, whether incurred by the Fund, the Investment Manager, or any of their respective affiliates, associated with the formation, operation, dissolution, winding-up, or termination of the Fund, including but not limited to: (a) all expenses relating to the Fund’s organization and offering, including but not limited to legal fees and regulatory filing fees (“Organizational Expenses”); and (b) all expenses relating to the ongoing operations of the Fund, including (1) expenses incurred in connection with maintaining the existence of the Fund and its related vehicles and the routine administrative expenses of the same (including expenses associated with registration or regulatory compliance by the Fund and its related vehicles); fees and expenses for accounting, third-party fund administrators, valuation, tax compliance, custodians, consultants, banking, brokerage, depositary and similar fees or commissions; costs (including broken-deal, unconsummated deal and similar costs) incurred in or related to sourcing, investigating, identifying, developing, negotiating, monitoring, acquiring, holding, selling or otherwise managing or disposing of Fund assets, assets or obligations (including reasonable expenses related to travel and accommodation), regardless of whether such investments are subsequently consummated, to the extent not reimbursed by Portfolio Companies, by sellers or other third parties, and not otherwise capitalized as part of such investments; insurance premiums; costs associated with the preparation of financial statements and other reports of the Fund (as well as costs of all governmental returns, reports and other filings); expenses relating to meetings of the Investors of the Fund (including reasonable travel and other out-of-pocket costs incurred by the Investment Manager in attending such meetings); advertising costs; and expenses associated with preparing tax returns, making tax elections and determinations, and similar activities (the expenses listed in this subclause (1), collectively, “Operating Expenses”); and (2) legal fees; audit fees; transfer, capital and other taxes, charges, duties and fees incurred in or related to sourcing, investigating, identifying, developing, negotiating, monitoring, acquiring, holding, selling or otherwise managing or disposing of Fund assets, assets or obligations, (including reasonable expenses related to travel and accommodation), regardless of whether such investments are subsequently consummated, to the extent not reimbursed by Portfolio Companies, by sellers or other third parties, and not otherwise capitalized as part of such investments; indemnifications; costs of litigation and other extraordinary expenses; interest expenses; the Management Fees; the Investor Servicing Fees; taxes and other governmental charges imposed upon the Fund as an entity (rather than solely as a withholding agent); the fees of the Independent Directors and the fees and expenses of independent counsel thereto and the costs and expenses of holding any meetings of the Board, its committees or the Independent Directors that are permitted or required to be held under the terms of the Bylaws, the Investment Company Act or other applicable law; such other types of expenses as may be approved from time to time by the Board; and other expenses in respect of the Fund that are not listed in the preceding paragraph and are not normal operating expenses of the Investment Manager (together with the Organizational Expenses and Operating Expenses, collectively, “Fund Expenses”).

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Expense Limitation Agreement

The Investment Management Agreement provides that the Investment Manager will waive its Management Fee and/or pay or reimburse the Fund for Operating Expenses in excess of the Fund’s Operating Expense Limit of 1.00% per annum of the Fund’s average quarterly NAV for any calendar year or portion thereof during the term of the Investment Management Agreement. In the event that the Fund’s Operating Expenses are below the Operating Expense Limit in any fiscal year, the Investment Manager may be entitled to be reimbursed in whole or in part for fees or expenses waived or reduced by the Investment Manager during the prior three year-period pursuant to the Operating Expense Limit.

Further, the Investment Management Agreement provides that the Investment Manager will pay 100% of the Organizational Expenses, and the Fund will reimburse the Investment Manager $250,000 for Organizational Expenses if and when the Fund accepts $60 million in Subscription Amounts and the remainder if and when the Fund accepts $100 million in Subscription Amounts.

The Investment Management Agreement may be terminated on sixty (60) days’ prior written notice to the Investment Manager or the Fund.

Other Services

CrowdStreet Affiliates charge Project Sponsors technology and services fees, and may charge Project Sponsors placement fees in the future. All such services are provided at customary market rates negotiated with unaffiliated Project Sponsors. The Project Sponsors may capitalize or expense some or all of the CrowdStreet Fees, as well as fees charged by other service providers who are not affiliated with CrowdStreet, in the real estate project underlying the Portfolio Company. CrowdStreet Fees and other service provider fees increase a Portfolio Company’s expenses, which may reduce cash available for distributions to investors, including the Fund. The net impact of CrowdStreet Fees on the expenses of the Portfolio Company will vary based on numerous factors, as will the impact on the Fund’s performance, which the Fund estimates to range from 0.0% to 1.0% of Average Net Assets (annualized).  In the unlikely event that a CrowdStreet Affiliate charges a Project Sponsor fees for services that overlap with services to be provided by the Investment Manager to the Fund in connection with the Investment Manager’s fees, the Investment Manager will reduce the amount of the Investor Servicing Fees charged to the Fund by an amount equal to the CrowdStreet Fees paid by the Project Sponsor for such overlapping services.

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RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for the Fund to qualify for taxation as a REIT under the Code, Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the Fund’s outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify for taxation as a REIT, the Fund must satisfy other requirements as well.

To assist the Fund in qualifying for taxation as a REIT, the Bylaws, subject to certain exceptions, contain restrictions on the number and value of the Fund’s Shares that a person may own. The Bylaws provide that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of the Fund’s Shares, whichever is more restrictive. These limits collectively are referred to as the “ownership limit.” An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the Shares described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of Shares.

The applicable constructive ownership rules under the Code are complex and may cause the Shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of Shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, Shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

The Board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular Investor if the Investor’s ownership in excess of the ownership limit would not result in the Fund being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in the Fund failing to qualify for taxation as a REIT. As a condition of its waiver or grant of excepted holder limit, the Board may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to the Board in order to determine or ensure the Fund’s qualification for taxation as a REIT. In addition, the Fund will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, the Board may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of Shares then outstanding of the Fund or the Fund would otherwise fail to qualify for taxation as a REIT. Prior to the modification of the ownership limit, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Fund’s qualification for taxation as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of Shares is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of Shares equals or falls below the decreased ownership limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the ownership limit.

The Bylaws further prohibits: (i) any person from beneficially or constructively owning, applying certain attribution rules of the Code, Shares that would result in the Fund being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause the Fund to fail to qualify for taxation as a REIT; and (ii) any person from transferring Shares if such transfer would result in Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of Shares, or who would have owned Shares transferred to a trust as described below, must immediately give the Fund written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to the Fund and provide the Fund with such other information as the Fund may request in order to determine the effect of

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such transfer on the Fund’s qualification for taxation as a REIT. The foregoing restrictions on ownership and transfer of Shares will not apply if the Board determines that it is no longer in the Fund’s best interests to attempt to qualify, or to continue to qualify, for taxation as a REIT or that compliance with the restrictions and limitations on ownership and transfer of Shares as described above is no longer required in order for the Fund to qualify for taxation as a REIT.

If any transfer of Shares would result in the Shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such Shares. In addition, if any purported transfer of Shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by the Board or in the Fund being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify for taxation as a REIT, then that number of Shares (rounded up to the nearest whole Share) that would cause the Fund to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by the Fund and the intended transferee will acquire no rights in such Shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to the Fund’s discovery that the Shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Fund being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify for taxation as a REIT, then the Bylaws provides that the transfer of the Shares will be null and void.

Shares transferred to the trustee are deemed offered for sale to the Fund, or the Fund’s designee, at a price per Share equal to the lesser of (i) the price paid by the prohibited owner for the Shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such Shares at market price, the last reported NAV for Shares on the day of the event which resulted in the transfer of such Shares to the trust) and (ii) the last reported NAV of Shares on the date the Fund accepts, or the Fund’s designee accepts, such offer. The Fund may reduce the amount payable by the amount of any dividend or other distribution that the Fund has paid to the prohibited owner before the Fund discovered that the Shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and the Fund may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. The Fund has the right to accept such offer until the trustee has sold the Shares held in the trust as discussed below. Upon a sale to the Fund, the interest of the charitable beneficiary in the Shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such Shares will be paid to the charitable beneficiary.

If the Fund does not buy the Shares, the trustee must, as soon as practicable after receiving notice from the Fund of the transfer of Shares to the trust, sell the Shares to a person or entity designated by the trustee who could own the Shares without violating the ownership limit or the other restrictions on ownership and transfer of Shares. After the sale of the Shares, the interest of the charitable beneficiary in the Shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the Shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such Shares at market price, the last reported NAV for the Shares on the day of the event which resulted in the transfer of such Shares to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the Shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that the Fund paid to the prohibited owner before the Fund discovered that the Shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by the Fund that the Shares have been transferred to a trust, such Shares are sold by a prohibited owner, then such Shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such Shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the Shares held by the trustee.

The trustee will be designated by the Fund and will be unaffiliated with the Fund and with any prohibited owner. Prior to the sale of any Shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by the Fund with respect to the Shares held in trust and may also exercise all voting rights

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with respect to the Shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to the Fund’s discovery that the Shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the Shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion: (i) to rescind as void any vote cast by a prohibited owner prior to the Fund’s discovery that the Shares have been transferred to the trust; and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust. However, if the Fund has already taken irreversible company action, then the trustee may not rescind and recast the vote. In addition, if the Board determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of the Shares, the Board may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the Fund to redeem the Shares, refusing to give effect to the transfer on the Fund’s books or instituting proceedings to enjoin the transfer.

Every owner of 1% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the Shares, within 30 days after the end of each taxable year, must give the Fund written notice, stating the Investor’s name and address, the number of Shares of each class of the Fund that the Investor beneficially owns and a description of the manner in which the Shares are held. Each such owner must provide to the Fund in writing such additional information as the Fund may request in order to determine the effect, if any, of the Investor’s beneficial ownership on the Fund’s qualification for taxation as a REIT and to ensure compliance with the ownership limit. In addition, each Investor must provide to the Fund in writing such information as the Fund may request in good faith in order to determine the Fund’s qualification for taxation as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing the Shares will bear a legend referring to the restrictions described above. These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Shares or otherwise be in the best interest of the holders of the Shares.

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DISTRIBUTION POLICY

The Fund expects to declare and make distributions on a quarterly basis, or more or less frequently as determined by the Board, in arrears. Any distributions the Fund makes will be at the discretion of the Board, and will be based on, among other factors, the Fund’s present and reasonably projected future cash flow. The Fund expects that the Board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time.

The Fund is required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to the Fund under the Code if the Fund distributes at least 90% of its REIT taxable income each year (computed without regard to the dividends paid deduction and the Fund’s net capital gain). Distributions will be authorized at the discretion of the Board, in accordance with the Fund’s earnings, present and reasonably projected future cash flows and general financial condition. The Board’s discretion will be directed, in substantial part, by the Fund’s obligation to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

The Fund is not prohibited from distributing its own securities in lieu of making cash distributions to Investors. The Bylaws also give the Fund the right to distribute other assets rather than cash. The receipt of the Fund’s securities or assets in lieu of cash distributions may cause Investors to incur transaction expenses in liquidating the securities or assets. The Fund does not have any current intention to list its Shares on a stock exchange or other trading market, nor is it expected that a public market for the Shares will develop. The Fund also do not anticipate that it will distribute other assets in kind.

Although the Fund’s goal is to fund the payment of distributions solely from cash flow from operations, the Fund may pay distributions from other sources, including the net proceeds of the offering, cash advances by the Investment Manager, cash resulting from a waiver of fees or reimbursements due to the Investment Manager, borrowings in anticipation of future operating cash flow and the issuance of additional Shares, and the Fund has no limit on the amounts it may pay from such other sources. If the Fund funds distributions from financings or the net proceeds from the offering, the Fund will have less funds available for investment in real estate and real estate-related investments. The Fund expects that its cash flow from operations available for distribution will be lower in the initial stages of the offering until the Fund has raised significant capital and made substantial investments. Further, because the Fund may receive income at various times during its fiscal year and because the Fund may need cash flow from operations during a particular period to fund expenses, the Fund expects that during the early stages of the Fund’s operations and from time to time thereafter, the Fund may declare distributions in anticipation of cash flow that the Fund expects to receive during a later period and these distributions would be paid in advance of the Fund’s actual receipt of these funds. In these instances, the Fund expects to look to third party borrowings, the offering proceeds or other sources to fund its distributions. Additionally, the Fund will make certain payments to the Investment Manager for services provided to the Fund. See the section titled Fees and Expenses. Such payments will reduce the amount of cash available for distributions.

The Fund’s distributions will constitute a return of capital to the extent that they exceed the Fund’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce an Investor’s adjusted tax basis in the Investor’s Shares, and to the extent that it exceeds the Investor’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such Shares.

Section 19(b) of the Investment Company Act and Rule 19b-1 thereunder generally limit the Fund to one long-term capital gain distribution per year, subject to certain exceptions.

The Board may authorize distributions in stock or in excess of those required for the Fund to maintain REIT status depending on the Fund’s financial condition and such other factors as the Board may deem relevant. The distribution rate may be modified by the Board from time to time.

The Board reserves the right to change or suspend the distribution policy from time to time.

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NO RIGHT OF REDEMPTION

No Investor or other person holding Shares acquired from an Investor has the right to require the Fund to redeem any Shares, and the Fund will not provide liquidity to Investors, through periodic written tender offers or otherwise. No public market for the Shares currently exists.

CALCULATION OF NET ASSET VALUE

Certain fees and expenses of the Fund are based on the Fund’s NAV. The Fund’s NAV per share is calculated by dividing the value of the Fund’s total assets (including interest and dividends accrued but not yet received) minus liabilities (including accrued expenses) by the total number of Shares outstanding. The Fund will calculate the NAV as of the last business day of each calendar quarter.

The Board has approved procedures pursuant to which the Fund values its Portfolio Companies, and it has designated to the Investment Manager the general responsibility for determining, in accordance with such procedures, the value of such investments. Generally, portfolio securities and other assets for which market quotations are readily available are valued at market value, which is ordinarily determined on the basis of official closing prices or the last reported sales prices. If market quotations are not readily available or are deemed unreliable, the Fund will use the fair value of the securities or other assets as determined by the Investment Manager in good faith, taking into consideration all available information and other factors that the Investment Manager deems pertinent, in each case subject to the overall supervision and responsibility of the Board. Such determinations may be made on the basis of valuations obtained from independent third party valuation agents or pricing services or other third party sources (“Pricing Services”), provided that the Investment Manager retains the discretion to use any relevant data, including information obtained from any Pricing Service, that the Investment Manager deems to be reliable in determining fair value under the circumstances. The Investment Manager is responsible for ensuring that any Pricing Service engaged to provide valuations discharges its responsibilities in accordance with the Fund’s valuation procedures, and will periodically receive and review such information about the valuation of the Fund’s securities or other assets as it deems necessary to exercise its oversight responsibility.

In calculating the Fund’s NAV, the Investment Manager, subject to the oversight of the Board, uses various valuation methodologies. To the extent practicable, the Investment Manager generally endeavors to maximize the use of observable inputs and minimize the use of unobservable inputs by requiring that the most observable inputs are to be used when available. The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors. When valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment, and may involve alternative methods to obtain fair values where market prices or market-based valuations are not readily available. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used if a ready market for the investments existed. As a result, the Investment Manager may exercise a higher degree of judgment in determining fair value for certain securities or other assets.

When pricing securities or other assets at fair value, the Fund seeks to assign the value that represents the amount that the Fund might reasonably expect to receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Given the subjectivity inherent in fair value measurements and the fact that events could occur after NAV calculation, the actual market prices, or prices that are used by others, for a security or other asset may differ from the fair value of that security or other asset as determined by the Fund at the time of NAV calculation. In addition, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by the Fund. It is possible that the fair value determined for a security or other asset may be materially different from the value that could be realized upon the sale of such security or other asset. Thus, fair value measurements may have an unintended dilutive or accretive effect on the value of Investors’ investments in the Fund.

The following is a summary of certain of the methods generally used currently to value investments of the Fund under the Fund’s valuation procedures:

Observable prices generally are not available for the types of securities that will comprise the Portfolio Companies. Accordingly, the Investment Manager uses one or more valuation techniques (e.g., the market approach, the income

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approach or the cost approach) for which sufficient and reliable data is available. The use of the market approach generally consists of using comparable market transactions with adjustments made for dissimilarities between properties, while the use of the income approach generally consists of the net present value of estimated future cash flows plus a reversion (presumed sale), adjusted as appropriate for liquidity, credit, market and/or other risk factors. The income approach may also include the direct capitalization method, which estimates a stabilized net operating income and applies a capitalization rate to estimate fair value. The cost approach estimates the replacement cost of the building less physical depreciation plus the land value. Generally, this approach provides a check on the value derived using the income approach. The terminal value or final liquidation estimate, direct capitalization rate, growth rates, and discount rate are some of the significant inputs to these valuations. These rates are based on the location, type, and nature of each property, and current and anticipated market conditions. The selection of appropriate valuation techniques may be affected by the availability of relevant inputs as well as the relative reliability of the inputs. In some cases, one valuation technique may provide the best indication of fair value while in other circumstances, multiple valuation techniques may be appropriate. The results of the application of the various techniques may not be equally representative of fair value, due to factors such as assumptions made in the valuation. In some situations, the Investment Manager may determine it appropriate to evaluate and weigh the results, as appropriate, to develop a range of possible values, with the fair value based on the Investment Manager’s assessment of the most representative point within the range.

Investments may also be adjusted to reflect illiquidity and/or non-transferability, with the amount of such discount estimated by the Investment Manager in the absence of market information. Assumptions used due to the lack of observable inputs may significantly impact the resulting fair value and therefore the Fund’s results of operations.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the Fund’s qualification for taxation as a REIT and the acquisition, holding, and disposition of the Fund’s Shares. For purposes of this section, references to the “Fund” means only the Fund and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Fund, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Registration Statement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular Investor in light of its investment or tax circumstances or to Investors subject to special tax rules, including but not limited to:

•	non-U.S. persons (as defined below);
•	persons holding the Fund’s Shares through a partnership or similar pass-through entity;
•	persons who mark-to-market the Fund’s Shares;
•	subchapter S corporations;
•	U.S. Investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;
•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	REITs;
•	regulated investment companies;
•	trusts and estates;
•	persons holding the Fund’s Shares as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;
•	non-corporate taxpayers subject to the alternative minimum tax provisions of the Code;
•	persons holding a 10% or more (by vote or value) beneficial interest in the Fund;
•	tax exempt organizations, except to the extent discussed below in “-Taxation of the Fund-Taxation of Tax Exempt U.S. Investors;”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that Investors will hold the Fund’s Shares as capital assets, within the meaning of Section 1221 of the Code, which generally means as property held for investment.

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This summary of certain U.S. federal income tax considerations is intended solely for Investors who are beneficial owners of the Fund’s Shares and who are U.S. persons. For the purposes of this summary, a U.S. person is a beneficial owner of the Fund’s Shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;
•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. Investor is a beneficial owner of the Fund’s Shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of the Fund’s Shares who is not a U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. The Fund has not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE FUND’S SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE FUND’S SHARES TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PERSONAL TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE FUND’S SHARES.

Taxation of the Fund

The Fund intends to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2022. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its stockholders if it meets the applicable REIT distribution and other requirements for qualification. The Fund believes that it will be organized, owned and operated in conformity with the requirements for qualification for taxation as a REIT under the Code, and that the Fund’s proposed ownership, organization and method of operation will enable the Fund to meet the requirements for qualification for taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that the Fund may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in the Fund’s circumstances or applicable law, no assurance can be given that the Fund will so qualify for any particular year or that the IRS will not challenge the Fund’s conclusions with respect to its satisfaction of the REIT requirements.

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Qualification for taxation as a REIT depends on the Fund’s ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. In addition, the Fund’s ability to qualify for taxation as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which the Fund invests, which the Fund may not control. The Fund’s ability to qualify for taxation as a REIT also requires that the Fund satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by the Fund or which serve as security for loans made by the Fund. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of the Fund’s operations for any taxable year will satisfy the requirements for qualification for taxation as a REIT.

Taxation of REITs in General

Provided that the Fund qualifies for taxation as a REIT, the Fund will generally be entitled to a deduction for dividends that the Fund pays and, therefore, will not be subject to U.S. federal corporate income tax on the Fund’s net taxable income that is currently distributed to Investors. This treatment substantially eliminates the “double taxation” at the corporate and Investor levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the Investor level, upon a distribution of dividends by the REIT.

Even if the Fund qualifies for taxation as a REIT, the Fund will be subject to U.S. federal income taxation as follows:

•	The Fund will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income.
•	If the Fund has net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.
•	If the Fund elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” the Fund may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).
•	If the Fund fails to satisfy the 75% gross income test or the 95% gross income test but nonetheless maintains its qualification for taxation as a REIT because other requirements are met, the Fund will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which the Fund fails the 75% gross income test or (B) the amount by which the Fund fails the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.
•	If the Fund fails to satisfy any of the REIT asset tests, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but the Fund’s failure is due to reasonable cause and not due to willful neglect and the Fund nonetheless maintain its REIT tax qualification because of specified cure provisions, the Fund will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which the Fund failed to satisfy the asset tests.
•	If the Fund fails to satisfy any provision of the Code that would result in the Fund’s failure to qualify for taxation as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, the Fund may retain the Fund’s REIT tax qualification but the Fund will be required to pay a penalty of $50,000 for each such failure.
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•	If the Fund fails to distribute during each calendar year at least the sum of (1) 85% of the Fund’s REIT ordinary income for such year, (2) 95% of the Fund’s REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), the Fund will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.
•	The Fund may be required to pay monetary penalties to the IRS in certain circumstances, including if the Fund fails to meet record-keeping requirements intended to monitor the Fund’s compliance with rules relating to the composition of Investors.
•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between the Fund and any taxable REIT subsidiary (“TRS”), and any other TRSs the Fund may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arms’ length amounts.
•	The Fund may elect to retain and pay U.S. federal income tax on the Fund’s net long-term capital gain. In that case, an Investor would include its proportionate share of the Fund’s undistributed long-term capital gain in its income (to the extent the Fund makes a timely designation of such gain to the Investor), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the Investor’s basis in the Fund’s Shares.
•	The Fund may own subsidiaries that will elect to be treated as TRSs and the Fund may hold equity interests in the Fund’s borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

In addition, the Fund may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Fund intends to elect to be taxable as a REIT for U.S. federal income tax purposes for the Fund’s taxable year ending December 31, 2022 and for all subsequent taxable years. In order to have so qualified, the Fund must meet and continue to meet the requirements relating to the Fund’s organization, ownership, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;
2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
5.	commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;
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6.	in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);
7.	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
8.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;
9.	that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Code and the regulations promulgated thereunder; and
10.	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act. The Fund’s Shares are generally freely transferable, and the Fund believes that the restrictions on ownership and transfers of the Shares do not prevent the Fund from satisfying condition (2). The Fund believes that the Shares sold in this offering will allow the Fund to timely comply with condition (6). However, depending on the number of Investors who subscribe for Shares in the offering and the timing of subscriptions, the Fund may need to conduct an additional offering of Shares to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with the Share ownership requirements, the Fund is generally required to maintain records regarding the actual ownership of the Fund’s Shares. Provided the Fund complies with these recordkeeping requirements and that the Fund would not otherwise have reason to believe the Fund fails the 5/50 Test after exercising reasonable diligence, the Fund will be deemed to have satisfied the 5/50 Test. In addition, the Bylaws provide restrictions regarding the ownership and transfer of Shares, which are intended to assist the Fund in satisfying the Share ownership requirements described above.

For purposes of condition (9) above, the Fund will use a calendar year for U.S. federal income tax purposes, and the Fund intends to comply with the applicable recordkeeping requirements.

Investments in Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets, including assets of a lower-tier partnership, and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, pursuant to Treasury Regulations issued under Section 856 of the Code. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of Subchapter K of the Code (generally, Section 704(b) of the Code and the Treasury Regulations thereunder) and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. The Fund intends to obtain covenants from any partnerships in which the Fund invests but do not control to operate in compliance with the REIT tax requirements, but the Fund may not control any particular partnership into which the Fund invests, and thus no

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assurance can be given that any such partnerships will not operate in a manner that causes the Fund to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which the Fund invests is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which the Fund directly and indirectly invests may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of these law changes.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary (“QRS”), that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A QRS is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which the Fund holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by the Fund (for example, if any equity interest in the subsidiary is acquired by a person other than the Fund or another disregarded subsidiary of the Fund), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect the Fund’s ability to satisfy the various asset and gross income tests applicable to REITs. See “Asset Tests” and “Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by the Fund and its subsidiaries in the aggregate and the Fund’s ability to make distributions to the Fund’s Investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to the Fund by one or more domestic TRSs the Fund may own, then a portion of the dividends that the Fund distributes to Investors who are taxed at individual rates generally may be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “Taxation of Taxable U.S. Investors” and “Annual Distribution Requirements.”

The Fund may hold any equity interests the Fund receives in the Fund’s borrowers or certain other investments through one or more TRSs. While the Fund intends to manage the size of the TRSs and dividends from the TRSs in a manner that permits the Fund to qualify as a REIT, it is possible that the equity investments appreciate to the point where the TRSs exceed the thresholds mandated by the REIT rules. In such cases, the Fund could lose its REIT status if it is unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings of a TRS will be subject to U.S. federal corporate income tax.

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Certain Equity Investments and Kickers

The Fund may hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When the Fund holds investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests the Fund is required to include its proportionate share of the assets and income of the partnership, based on the Fund’s share of partnership capital, as if the Fund owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which the Fund holds such equity could jeopardize the Fund’s compliance with the REIT income and asset tests. The Fund intends to obtain covenants from its equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT tax requirements, but the Fund generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes the Fund to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test.

In some cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and the Fund’s preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but the Fund would not have to include the Fund’s share of the underlying assets and income of the issuer in the Fund’s tests). Thus, if the IRS successfully challenged the Fund’s characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, the Fund could fail an income or asset test. In that event, the Fund could face substantial penalty taxes to cure the resulting violations, as described in “Failure to Qualify” below, or, if the Fund were deemed to have acted unreasonably in making the investment, lose the Fund’s REIT status. Conversely, the Fund also could fail an applicable income or asset test if the Fund has treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain the Fund’s qualification for taxation as a REIT, the Fund annually must satisfy two gross income tests. First, at least 75% of the Fund’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of the Fund’s gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Dividend Income

The Fund may receive material distributions from the Fund’s TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

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Rents from Real Property

The Fund expects to acquire interests in real property, including through pass-through subsidiaries, and may acquire other interests in real property (including equity participations). However, to the extent that the Fund owns real property or interests therein, rents the Fund receives qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT tax provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by the Fund to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by the Fund. Moreover, for rents received to qualify as “rents from real property,” the Fund generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which the Fund derives no income or through a TRS. The Fund is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, the Fund may directly or indirectly provide non-customary services to tenants of the Fund’s properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of the Fund’s cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that the Fund does not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which the Fund may invest, including investments through pass-through subsidiaries, the Fund may be required to recognize taxable income from those assets in advance of the Fund’s receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

Due to potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that the Fund may have taxable income in excess of cash available for distribution. In that event, the Fund may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year.

Failure to Satisfy the Gross Income Tests

The Fund intends to monitor the Fund’s sources of income, including any non-qualifying income received by the Fund, and manage the Fund’s assets so as to ensure the Fund’s compliance with the gross income tests. The Fund cannot assure you, however, that the Fund will be able to satisfy the gross income tests. If the Fund fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the Fund may still qualify for taxation as a REIT for the year if the Fund is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the Fund’s failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, the Fund sets forth a description of each item of the Fund’s gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the

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Treasury Regulations. It is not possible to state whether the Fund would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving the Fund, the Fund will not qualify for taxation as a REIT. As discussed above under “Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which the Fund fails to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, the Fund must also satisfy five tests relating to the nature of the Fund’s assets. First, at least 75% of the value of the Fund’s total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), shares in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of Shares of the Fund’s stock or certain debt. Second, not more than 25% of the Fund’s assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of the Fund’s TRSs: (i) the value of any one issuer’s securities owned by the Fund may not exceed 5% of the value of the Fund’s gross assets, and (ii) the Fund generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by the Fund may not exceed 20% of the value of the Fund’s gross assets. Fifth, not more than 25% of the value of the Fund’s gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, the Fund will not lose its qualification for taxation as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the Fund fails to satisfy the asset tests because the Fund acquires assets during a quarter, the Fund can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If the Fund fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, the Fund may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of the Fund’s assets at the end of the relevant quarter or $10,000,000. If the Fund fails any of the other asset tests or the Fund’s failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, the Fund is permitted to avoid disqualification for taxation as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which the Fund identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify for taxation as a REIT, the Fund is required to distribute dividends, other than capital gain dividends, to the Fund’s Investors in an amount at least equal to: (i) the sum of: (a) 90% of the Fund’s “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and (b) 90% of the net income

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(after tax), if any, from foreclosure property (as described below); minus (ii) the sum of specified items of non-cash income that exceeds a percentage of the Fund’s income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to Investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by the Fund and received by each Investor on December 31 of the year in which they are declared. In addition, at the Fund’s election, a distribution for a taxable year may be declared before the Fund timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to the Fund’s Investors in the year in which paid, even though the distributions relate to the Fund’s prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards the Fund’s distribution requirement and to give rise to a tax deduction by the Fund, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, the Fund must treat every Investor of the class of Shares with respect to which the Fund makes a distribution the same as every other Investor of that class, and the Fund must not treat any class of Shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, the Fund could lose its ability to cure an under-distribution in a year with a subsequent year deficiency dividend if the Fund pays preferential dividends. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that the Fund distributes at least 90%, but less than 100%, of the Fund’s “REIT taxable income,” as adjusted, the Fund will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, the Fund may elect to retain, rather than distribute, the Fund’s net long-term capital gains and pay tax on such gains. In this case, the Fund could elect to have the Fund’s Investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by the Fund. The Fund’s Investors would then increase the adjusted basis of their stock in the Fund by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate Shares.

If the Fund fails to distribute during each calendar year at least the sum of (1) 85% of the Fund’s REIT ordinary income for such year, (2) 95% of the Fund’s REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, the Fund will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which the Fund has paid corporate income tax. The Fund intends to make timely distributions so that the Fund is not subject to the 4% excise tax.

It is possible that the Fund, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by the Fund for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. See “Gross Income Tests – Phantom Income” above. In the event that such shortfalls occur, to meet the Fund’s distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that the Fund regards as unfavorable or pay dividends in the form of taxable stock dividends.

The Fund may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to Investors in a later year, which may be included in the Fund’s deduction for dividends paid for the earlier year. In this case, the Fund may be able to avoid losing the Fund’s qualification for taxation as a REIT or being taxed on amounts distributed as deficiency dividends. However, the Fund will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided the Fund completes its liquidation within 24 months following the

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Fund’s adoption of a plan of liquidation. Compliance with this 24 month requirement could require the Fund to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of the Fund’s Investors, or terminate the Fund’s tax status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of the Fund’s Shares.

Prohibited Transactions

Net income the Fund derives from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that the Fund violates a provision of the Code that would result in the Fund’s failure to qualify as a REIT, the Fund may nevertheless continue to qualify as a REIT under specified relief provisions available to the Fund to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) the Fund pays a penalty of $50,000 for each failure to satisfy a requirement for qualification for taxation as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to the Fund’s disqualification for taxation as a REIT for violations due to reasonable cause. If the Fund fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, the Fund will be subject to U.S. federal corporate income tax. Distributions to the Fund’s Investors in any year in which the Fund is not a REIT for tax purposes will not be deductible by the Fund, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to the Fund’s Investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of the Fund’s corporate U.S. Investors may be eligible for the dividends received deduction. Unless the Fund is entitled to relief under the specific statutory provisions, the Fund will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, the Fund will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes certain federal income tax considerations of U.S. Investors that are not tax exempt organizations.

Distributions to Investors

The following discussion describes taxation of Investors on distributions from the Fund in years in which the Fund qualifies to be taxed as a REIT. Provided that the Fund qualifies for taxation as a REIT, distributions made to the

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Fund’s taxable U.S. Investors out of the Fund’s current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. Investors who receive dividends from taxable subchapter C corporations. However, for taxable years before January 1, 2026, non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include the Fund’s dividends received by a non-corporate U.S. Investor that the Fund does not designate as capital gain dividends and that are not qualified dividend income. If the Fund fails to qualify for taxation as a REIT, such Investors may not claim this deduction with respect to dividends paid by the Fund.

Distributions from the Fund that are designated as capital gain dividends will be taxed to U.S. Investors as long-term capital gains, to the extent that they do not exceed the Fund’s actual net capital gain for the taxable year, without regard to the period for which the U.S. Investor has held the Fund’s Shares. To the extent that the Fund elects under the applicable provisions of the Code to retain the Fund’s net capital gains, U.S. Investors will be treated as having received, for U.S. federal income tax purposes, the Fund’s undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by the Fund on such retained capital gains. U.S. Investors will increase their adjusted tax basis in the Fund’s Shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by the Fund. Corporate U.S. Investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. Investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. Investors who are individuals, to the extent of previously claimed depreciation deductions. Distributions from the Fund in excess of its current or accumulated earnings and profits will not be taxable to a U.S. Investor to the extent that they do not exceed the adjusted tax basis of the U.S. Investor’s Shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. Investor’s Shares, they will be treated as gain from the disposition of the Shares and thus will be included in income as long-term capital gain, or short-term capital gain if the Shares have been held for one year or less.

To the extent that the Fund has available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “Taxation of the Fund” and “Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Investors and do not offset income of U.S. Investors from other sources, nor do they affect the character of any distributions that are actually made by the Fund.

Dispositions of the Fund’s Shares

In general, capital gains recognized by individuals and other non-corporate U.S. Investors upon the sale or disposition of the Fund’s Shares will be subject to tax at capital gains rates, if such Shares were held for more than one year, and will be taxed at ordinary income rates if such Shares were held for one year or less. Gains recognized by U.S. Investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. Investor upon the disposition of the Fund’s Shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. Investor but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of Shares by a U.S. Investor who has held the Shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from the Fund that were required to be treated by the U.S. Investor as long-term capital gain.

Liquidating Distributions

Once the Fund has adopted (or is deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. Investor with respect to the Fund’s Shares will be treated first as a recovery

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of the Investor’s basis in the Shares (computed separately for each block of Shares) and thereafter as gain from the disposition of the Fund’s Shares.

Medicare Tax on Unearned Income

U.S. Investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on the Fund’s Shares (without regard to the 20% deduction allowed by the TCJA on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. Investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the Fund’s Shares.

Treatment of Tax Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. Investor has not held the Fund’s Shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt Investor) and (2) the Fund does not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from the Fund and income from the sale of the Fund’s Shares generally should not give rise to UBTI to a tax exempt U.S. Investor.

Tax exempt U.S. Investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from the Fund as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of the Fund’s stock could be required to treat a percentage of the dividends from the Fund as UBTI if the Fund is a “pension-held REIT.” The Fund will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of the Fund’s stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of the Fund’s stock, collectively owns more than 50% of such stock; and (2) the Fund would not have satisfied the 5/50 Test but for a special rule that permits the Fund to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require the Fund to complete the Fund’s liquidation within 24 months following the Fund’s adoption of a plan of liquidation. Compliance with this 24 month requirement could require the Fund to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in the Fund’s stock, including the potential incurrence of income treated as UBTI.

TAX EXEMPT U.S. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE FUND’S SHARES.

Backup Withholding and Information Reporting

The Fund will report to its U.S. Investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, the Fund may be required to withhold a portion of dividends or capital gain distribution to any U.S. Investor who fails to certify their non-foreign status.

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The Fund must report annually to the IRS and to each non-U.S. Investors the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Payment of the proceeds of a sale of the Fund’s Shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Investor (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of the Fund’s Shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. Investor and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will generally impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. Investors who own the Fund’s Shares through foreign accounts or foreign intermediaries and certain non-U.S. Investors. The legislation imposes a 30% withholding tax on dividends currently on, and will generally impose a 30% withholding tax on gross proceeds from the sale or other disposition of, the Fund’s Shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

The Fund and its Investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of the Fund and its Investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by the Fund would not pass through to Investors as a credit against their U.S. federal income tax liability. Prospective Investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in the Fund’s Shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to the Fund and the Fund’s Investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in the Fund’s Shares.

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The effect of the TCJA on the Fund and the Fund’s Investors is uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on the Fund or its Investors.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE
PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE FUND,
INCLUDING THE STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX
CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

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ERISA CONSIDERATIONS

Employee benefit plans and other plans subject to Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor the Investment Manager will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes an Investor, solely as a result of the ERISA Plan’s investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

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ADDITIONAL INFORMATION

Independent Registered Public Accounting Firm and Legal Counsel

Deloitte & Touche LLP, serves as the independent registered public accounting firm of the Fund, subject to completion of standard customer acceptance processes.

Curtis, Mallet-Prevost, Colt & Mosle LLP, 101 Park Avenue, New York, New York 10178, acts as legal counsel to the Fund.

Custodian

BRB Financial Group, or such other qualified custodian approved by the Board, (the “Custodian”) serves as the custodian of the Fund’s assets,. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts. The Custodian’s principal business address is BRB Trust Division, 1801 Bayberry Court, Suite 101, Richmond, VA 23226.

FINANCIAL STATEMENTS

The Fund will issue a complete set of financial statements on an-annual basis prepared in accordance with generally accepted accounting principles. The Fund’s annual reports, once available, may be obtained without charge by writing to the Fund at its offices at 98 San Jacinto Blvd, 4th Floor, Austin, TX 78701, or by calling (collect) (971) 803-3110. Investors will be able to view text-only versions of Fund documents on-line or download them from the SEC’s website (http://www.sec.gov).

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PART C

PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

1.	Financial Statements: Not Applicable.

2.	Exhibits:

	(a)(1)	Certificate of Incorporation

	(a)(2)	Bylaws

	(b)	Not Applicable.

	(c)	Not Applicable.

	(d)	See Item 25(2)(a)(2)

	(e)	Not Applicable.

	(f)	Not Applicable.

	(g)	Investment Management Agreement

	(h)	Not Applicable.

	(i)	Not Applicable.

	(j)	Custody Agreement

	(k)(1)	Master Services Agreement

	(k)(2)	Form of Subscription Agreement

	(l)	Not Applicable.

	(m)	Not Applicable.

	(n)	Not Applicable.

	(o)	Not Applicable.

	(p)	Not Applicable.

	(q)	Not Applicable.

(r)(1)	Code of Ethics of the Registrant

(r)(2)	Code of Ethics of CrowdStreet Advisors, LLC

Item 26. Marketing Arrangements: Not Applicable.

Item 27. Other Expenses of Issuance and Distribution: The Fund estimates the following expenses in connection with the issuance of the Shares. These expenses are subject to the Expense Limitation Agreement.

Legal and tax advisory fees	$480,000
Registration, Blue Sky fees, Edgar filings fees	$20,000
Distribution	$0
Miscellaneous	$20,000

Total	$520,000

Item 28. Persons Controlled by or Under Common Control with Registrant:

After completion of the private offering of shares in the Fund, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by CrowdStreet Advisors, LLC, the Registrant’s investment adviser (the “Investment Manager”). Information regarding the ownership of the Investment Manager is set forth in its Form ADV as filed with the Securities and Exchange Commission (the “SEC”) (File No. 801-114281), and is incorporated herein by reference.

Item 29. Number of Holders of Securities: None

Item 30. Indemnification:

The Fund’s Bylaws contain provisions limiting the liability, and providing for indemnification of, the Fund’s directors and officers under certain circumstances. The Fund undertakes that it will apply the indemnification provisions of the Bylaws in a manner consistent with Sections 17(h) and 17(i) of the Investment Company Act. The Fund will maintain insurance on behalf of any person who is an Independent Director, officer, employee, or agent of the Fund against certain liability asserted against them or incurred by them arising out of their position.

C-1

Item 31. Business and Other Connections of Investment Manager:

Information as to the directors and officers of the Investment Manager, together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each member, director, executive officer or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is included in its Form ADV as filed with the SEC (File No. 801-114281), and is incorporated herein by reference.

Item 32. Location of Accounts and Records:

The other required books and records will be maintained by CrowdStreet Advisors, 98 San Jacinto Blvd, 4th Floor, Austin, TX 78701.

Item 33. Management Services: Not Applicable.

Item 34. Undertakings: Not Applicable.

[Signature page follows]

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on the 31st day of March, 2022.

CROWDSTREET REIT I, INC.

By:	/s/ SHELDON CHANG
Name: Sheldon Chang
Title: President

Exhibit Index

(a)(1)	Certificate of Incorporation*
(a)(2)	Bylaws*
(g)	Investment Management Agreement*
(j)	Custody Agreement*
(k)(1)	Master Services Agreement*
(k)(2)	Form of Subscription Agreement
(r)(1)	Code of Ethics of the Registrant*
(r)(2)	Code of Ethics of CrowdStreet Advisors, LLC* *To be filed by amendment.